UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14 A

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FORTUNE BRANDS INNOVATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 Notice of Annual Meeting and Proxy Statement

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

2025 Notice of Annual Meeting and Proxy Statement Fortune Brands Innovations Logo2026

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

March [ ], 2026

Dear Shareholder,

2025 was a year marked by significant market volatility and a challenging industry environment, and the macroeconomic and geopolitical headwinds facing our business have intensified as we begin 2026. In response, the entire Fortune Brands team is doing the work to identify opportunities to improve our company's execution and navigate through this period while continuing to serve our customers. We are dedicated to returning the business to the level of profitability and long-term growth that we, and our shareholders, expect.

To that end, over the last several weeks, we have had constructive conversations with a number of our shareholders as it relates to leadership, Board composition and the vision for Fortune Brands going forward. Everything we do as a Board is about driving long-term shareholder value and acting in the best interests of our shareholders, and we have appreciated this robust dialogue.

In response to the feedback, the Board has commenced a comprehensive search process, with the assistance of a leading executive search firm, to identify the next CEO of Fortune Brands. In the interim period, David Barry, who was CFO until 2025 and more recently served as President of Security and Connected Products, will help guide us forward and maintain the continuity we need to continue to deliver for all of our stakeholders. We are also pleased to welcome new perspectives in the boardroom through the recent appointment of Ed Garden.

Make no mistake, Fortune Brands is a strong company with great brands and a bright future. We have work to do on both the top and bottom line. And we are confident we are going to identify a world-class CEO in the coming months who will accelerate the work underway and strengthen the foundation our teams have built over the years. While our operational rigor allowed us to make meaningful progress across strategic initiatives in 2025, there is much more to be done in 2026, and there are significant opportunities ahead for value creation.

Fortune Brands succeeds because of our people and our ability to deliver leading, innovative products. We will continue to invest in our people, in our systems, and in our brand building. Our teams are committed to ensuring that we operate with discipline today while positioning the business to win for years to come.

On behalf of the Fortune Brands Board of Directors, we thank you for your investment and your support.

Regards,

Susan Kilsby

Non-executive Chair

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

1 Horizon Way, Building N, Deerfield, Illinois 60015

Notice of Annual Meeting

and Proxy Statement

March [ ], 2026

Dear Fellow Shareholders:

We are pleased to invite you to the 2026 Annual Meeting of Shareholders (“Annual Meeting”) of Fortune Brands Innovations, Inc. (“Fortune Brands” or the “Company”). The meeting will be held on Tuesday, May 5, 2026 at 8:00 a.m. (CDT) at 1 Horizon Way, Building Z, Deerfield, Illinois. The following matters will be considered at the Annual Meeting:

Proposal 1	Election of the three director nominees identified in this Proxy Statement for a three-year term expiring at the 2029 Annual Meeting of Shareholders (see pages 11-20);
Proposal 2	Ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026 (see page 81);
Proposal 3	Advisory vote to approve the compensation paid to the Company’s named executive officers (see page 82);
Proposal 4	Approval of the Company's Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements (see page 83);
Proposal 5	Approval of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors (see page 85); and
Proposal 6	Shareholder proposal to elect each director annually, if properly presented (see page 87)

such other business as may properly come before the Annual Meeting.

Shareholders of record at the close of business on March 9, 2026, the record date for the Annual Meeting, are entitled to vote. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. For information about attending our Annual Meeting and for voting instructions, please see pages 91-93. This Notice of Annual Meeting and Proxy Statement and accompanying proxy are first being distributed on or about March [_], 2026.

Hiranda S. Donoghue Executive Vice President, Chief Legal Officer and Corporate Secretary

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Table Of Contents

PROXY SUMMARY	1	COMPENSATION DISCUSSION AND ANALYSIS	40
		Management Transitions	42
PROPOSAL 1 – ELECTION OF DIRECTORS	11	Executive Summary	42
CORPORATE GOVERNANCE	21	2025 Say on Pay Vote and Shareholder
Board Refreshment and Succession	21	Engagement	46
Director Independence	21	Philosophy and Process for Awarding NEO
Board Leadership Structure	22	Compensation	48
Executive Sessions	22	Types and Amounts of NEO Compensation
Director Nomination Process	22	Awarded in 2025	51
Board and Committee Evaluation Process	24	Compensation Committee Report	60
Director Orientation and Continuing Education	24	2025 EXECUTIVE COMPENSATION	61
Corporate Governance Principles	25	2025 Summary Compensation Table	61
Policy with Respect to Service on Other Boards	25	2025 Grants of Plan-Based Awards	62
Policies with Respect to Transactions with Related Persons		Outstanding Equity Awards at 2025 Fiscal Year-End	64
	25	2025 Option Exercises and Stock Vested	65
Certain Relationships and Related Transactions	26	2025 Nonqualified Deferred Compensation	66
Shareholder Engagement Program	26
Communication with the Board	27	2025 Potential Payments Upon Termination or Change in Control
Risk Management	27		68
Cybersecurity Risks	28	CEO PAY RATIO	72
Compensation Risks	29	Pay versus Performance	73
Leadership Succession and Talent Management Risks		Policies and Practices Relating to the Timing of Certain Grants of certain equity awards
	29		76
Our ESG Program	30	EQUITY COMPENSATION PLAN INFORMATION	77
Meeting Attendance	32	AUDIT COMMITTEE MATTERS	78
Board Committees	32	Report of the Audit Committee	78
Audit Committee	33	Fees of Independent Registered Public Accounting Firm
Compensation Committee	33		80
Compensation Committee Interlocks and Insider Participation		Approval of Audit and Non-Audit Services	80
	34	PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	81
Compensation Committee Consultant	34
Nominating and Governance Committee	35
Executive Committee	35
Insider Trading Policy	36	PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Other Corporate Governance Resources	36		82
DIRECTOR COMPENSATION	37	PROPOSAL 4 – VOTE TO APPROVE AMENDED AND RESTATED CERTIFICATE OF incorporation TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS
Compensation Elements	37
Director Benefits	37		83
Stock Ownership Guidelines	38	PROPOSAL 5 – VOTE TO APPROVE AMENDED AND AMENDE D AND RESTATED BYLAWS TO DECLASSIFY THE BOARD
Anti-Hedging and Anti-Pledging Policy	38
2025 Director Compensation Table	38		85
		PROPOSAL 6 - SHAREHOLDER PROPOSAL	87
		CERTAIN INFORMATION REGARDING SECURITY HOLDINGS
			89
		FREQUENTLY ASKED QUESTIONS	91
		APPENDIX a	A-1
		APPENDIX B	B-1

Proxy Summary | 1

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Proxy Summary

Annual Meeting Information

Time and Date	Location	Record Date
Tuesday, May 5, 2026 at 8:00 a.m. (CDT)	1 Horizon Way Building Z Deerfield, Illinois	March 9, 2026

Agenda and Voting Recommendations

This Proxy Summary highlights selected information in this Proxy Statement and does not contain all of the information that you should consider in deciding how to vote. Please read the entire Proxy Statement carefully before voting. The following table summarizes the items that will be voted on at the Annual Meeting, along with the voting recommendations of the Board of Directors (the "Board").

Proposal Number	Description of Proposal	Board Recommendation	Page Number
1	Election of three Class III Directors Brendan Foley, A. D. David Mackay, and Stephanie Pugliese	FOR each Nominee	11-20
2	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2026	FOR	81
3	Advisory vote to approve named executive officer compensation	FOR	82
4	Approval of the Company's Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements	FOR	83
5	Approval of the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors	FOR	85
6	Shareholder proposal to elect each director annually, if properly presented	NO RECOMMENDATION	87

See pages 91-91 for instructions on how to vote your shares. For voting assistance, shareholders may contact Kingsdale Advisors, the Company's strategic advisor and proxy solicitor, by telephone at 1-855-682-2023 (toll free in North America) or 1-646-491-9094 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. Shareholders may also contact the Company’s proxy solicitor, Innisfree. Shareholders may call toll-free at 1-877-456-3442. Banks and brokers may call 1-212-750-5833.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proxy Summary | 2

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Fortune Brands Innovations

Fortune Brands Innovations operates in **large and proven growth categories.**

WATER

OUTDOORS

SECURITY
Master

These are powered by **strong secular tailwinds.**

Connected Products

Outdoor Living & Material Conversion

Luxury

Safety & Security

Sustainability

And underpinned by our **leading brands.**

MOEN · HOUSE OF ROHL · PERRIN & ROWE LONDON · SHAWS 1897 ENGLAND · victoria + albert · SpringWell WATER FILTRATION SYSTEMS · ROHL

EMTEK · Schaub · AQUALISA · THERMA TRU DOORS · LARSON · fiberon · FYPON

SOLAR INNOVATIONS · Master Lock · AMERICAN LOCK · SentrySafe · august · Yale · Riobel

Behind those brands is the **Fortune Brands Advantage,**
our capabilities that empower us to execute in any environment.

Business Simplification

Category Management

Digital Excellence

Global Supply Chain

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proxy Summary | 3

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Fortune Brands Innovations: A Brand Innovation and Channel Leader

Fortune Brands is an industry-leading home, security and digital products company whose purpose is to elevate every life by transforming spaces into havens. We have leading positions within the attractive Water, Outdoors and Security categories, all of which benefit from the strong secular tailwinds that we believe provide accelerated growth opportunities. We are focused on investing in strategic initiatives to grow our core products and accelerate in digital, and we are committed to delivering long-term shareholder value. By leveraging our Fortune Brands Advantage Capabilities, we look to outperform the markets for our products, regardless of the external environment.

Execution of Multi-Year Transformation to Support Growth

Over the past few years, we have executed several significant strategic and operational transformation initiatives to better position us as a highly innovative leader in our markets and beyond. The execution of these initiatives has paved the way for long-term growth and value creation. We implemented these initiatives through the following three phased strategy:

PILLAR 1 REDEFINED THE PORTFOLIO

•
Focused on areas where we have a right to win, including core branded portions of our categories, digital and luxury
•
Strategically invested in high-growth opportunities with a focus on returns
•
Spun-off cabinets business and acquired Emtek and U.S. and Canadian Yale and August residential smart locks business

PILLAR 2 NEW ORGANIZATIONAL STRUCTURE
•
Created an aligned, Business Unit-led organization supported by best-in-class Centers of Excellence
•
Simplified leadership structure with highly-engaged leadership team
•
Resulted in more effectively deploying resources and Fortune Brands Advantage capabilities to best opportunities

PILLAR 3 ONE HEADQUARTERS POSITIONS US TO
ACCELERATE EXECUTION AND GROWTH

•
Transitioned to a unified headquarters campus in the Chicago area, bringing associates together across brands and functions
•
Contributed to increasing collaboration and innovation
•
New headquarters aligns Fortune Brands talent with our organizational structure

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

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Fortune Brands Progress in a Challenging Macro Environment

Fortune Brands navigated a challenging and unpredictable external environment, focusing on factors within our control and responding to disruptions with agility, while implementing strategies to support long-term growth objectives. We completed the major structural steps of our multi-year transformation, which redefined the portfolio, improved our operating model, and brought our associates together in a collaborative and efficient campus environment, while we continued to invest in our most critical priorities, including brand building, innovation and our ongoing digital transformation.

While we believe the long-term market fundamentals remain strong, the near-term demand for our products softened as cautious consumers delayed purchases and affordability pressures mounted. Despite this challenging environment, our Company remained focused on progressing our strategic initiatives, supporting our leading brands and strategically reshaping our business to be leaner, stronger, and more agile. Our teams executed with discipline and focus, and our brands continued to resonate with our customers and consumers. We also leveraged our Fortune Brands Advantage Capabilities and focused on our commitments around brand, innovation and channel excellence. However, the Company was not satisfied with our profitability as we exited 2025, and we are identifying further opportunities to structurally improve our performance and return the business to the level of profitability we expect. This includes taking decisive actions to refine our cost structure, optimized our operations and improve efficiency in a market that we believe will continue to be challenging in 2026.

2025 Business and Operational Highlights

Strengthened our Core Brands through our focus on a combination of quality, style, innovation, and reliability. Our brands remained a preferred choice by professionals and consumers, while our high-end consumers remained resilient and favored our premium and luxury brands. Below are selected business and operational highlights:

Water

•
Moen refreshed and launched key collections and won several awards for its innovative and attractive products.
•
Moen improved performance and momentum in e-commerce.
•
House of Rohl had solid sales growth during the year, benefiting from resilient higher-end demand for luxury products and success with designers and trade partners.

Outdoors

•
Larson successfully rolled out its refreshed retail in-aisle experience to acclaim, winning external recognition from our partners, while also gaining market share.
•
Therma-Tru won a number of external awards and recognitions of its leading design and quality, and helped successfully initiate an anti-dumping and countervailing duty petition, resulting in significant duties being imposed on fiberglass door panels imported from China.

Security

•
Master Lock launched its “Master It” brand campaign leveraging Fortune Brands' newly aligned best-in-class marketing capabilities.
•
Master Lock had a successful Back to School season as a result of its branding focus and new partnerships.
•
Yale signed multiple new product integration partnerships that we expect to fuel growth in 2026 and beyond.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

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Accelerated our Digital Product Offerings which continue to represent an important growth platform for the Company and what we believe will be a long-term differentiator.

•
Our Moen Flo Smart Water Monitor and Shutoff continued to gain momentum with double-digit sales growth. We entered into a number of new partnerships with insurance providers and launched an initial trial of Leak Protection Service, our new recurring revenue model subscription service.
•
We launched our new Yale Smart Lock with Matter resulting in strong, positive early results.

Fully Mitigated the Dollar Impact of 2025 Tariffs We implemented a 2025 tariff mitigation strategy through the effective use of our Fortune Brands Advantage capabilities, with particular emphasis on Category Management, Global Supply Chain Excellence and Digital Transformation. The actions shown below highlight how our team navigated the changing tariff landscape during 2025 while also progressing our continuous improvement initiatives:

•
Leveraged North American Supply Chain: We leveraged our aligned supply chain and investments in digital capabilities to quickly and effectively respond to tariff disruption. We successfully executed near-shoring and product engineering strategies to mitigate risk and maintain margin stability.
•
Supply Chain Optimization: We diversified sourcing and executed near-shoring strategies to mitigate risk and maintain margin stability.
•
Cost-Out Initiatives: We executed operational efficiencies and targeted cost reduction programs to absorb tariff-related expenses.
•
Strategic Pricing Actions: We utilized advanced analytics, data science, and comprehensive customer and consumer insights to execute targeted and disciplined pricing actions across our portfolio, with early and transparent pricing that was well received by the market.

Maintained a Healthy Balance Sheet and Cash Flow by managing our capital structure with the objective of balancing our cost of capital, shareholder returns and overall flexibility.

Our results demonstrate the resilience of our portfolio, the strength of our brands, and the effectiveness of our Advantage capabilities. We believe our balanced portfolio provides stability, while also offering attractive growth potential.

2025 Financial Highlights
$2.47 Earnings Per Share	$4.5B Net Sales	$516.1M Operating Income	11.6% Operating Margin	$478.6M Operating Cash Flow

Adjusted Before Charges/Gains*
$3.61 Earnings per Share	$699.4M Operating Income	15.7% Operating Margin	$366.8M Free Cash Flow

*See Appendix A for reconciliation of these non-GAAP measures.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proxy Summary | 6

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2026 Management Transition

In March 2026, the Company announced the launch of a comprehensive search process to identify a new Chief Executive Officer ("CEO") of the Company to succeed Mr. Nicholas Fink, who departed from his role as CEO and as a member of the Board on March 16, 2026. To ensure a seamless transition, the Board has appointed Mr. David Barry, on an interim basis, as CEO effective March 16, 2026, during the transition period between Mr. Fink's departure and the effective date of the Company’s appointment of a new CEO.

After an 11-year career with Fortune Brands, the last six years as CEO and a Board member, Mr. Fink will be leaving to pursue another professional opportunity outside of the Company. During his tenure, he guided the Company through significant external volatility, including COVID-19 and tariffs, and envisioned and implemented the major structural elements of a multi-year transformation designed to position the Company for growth.

Due to Mr. Fink's departure from the Board, the size of the Board was reduced from 10 to nine members. As a result, the Board has nominated each of the three remaining and currently serving Class III directors for a new term of three years expiring at the 2029 Annual Meeting of Shareholders. Below is additional information about the nominees.

Board of Directors

2026 Director Nominees
Name and Principal Occupation	Age	Director Since	Independent	Board Committees	Other Public Company Boards
Brendan M. Foley Chairman, President and Chief Executive Officer McCormick & Company Incorporated	60	2025		Compensation Nominating and Governance	1
A. D. David Mackay Former President & Chief Executive Officer Kellogg Company	70	2011		Compensation (Chair) Executive Nominating and Governance	1
Stephanie L. Pugliese President and Chief Executive Officer Duluth Holdings Inc.	55	2023		Audit Compensation Nominating and Governance	1

BOARD COMPOSITION (as of the date of this filing)

Since 2020
+7	-6	100%	63 years
Members Added	Members Retired	Independent	Average Age

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

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Tenure	Demographics

6.5yrs.
Average Tenure
4
2
3
0–4 years
5–9 years
10+ years

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

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Corporate Governance Highlights

Our Board is committed to maintaining a strong corporate governance program designed to promote the long-term interests of our shareholders and strengthen Board and management accountability. As a company, we are committed to core values that reflect a strong culture of integrity and accountability.

Our corporate governance practices are described in more detail on pages 21-29 of the Proxy Statement and highlighted below:

• Independent Board (100%)	• Independent Chair of the Board
• Annual Board and committee evaluation process	• Demonstrated commitment to Board refreshment with seven new directors nominated since 2020 and a robust Board succession planning process
• Limitations on directors' public company board and audit committee service	• Robust stock ownership guidelines for directors and executives and prohibition on hedging and pledging of Fortune Brands Common Stock ("Company Stock")
• Active engagement and oversight by Board of Company strategies and risks	• Active engagement in managing talent and executive succession planning
• Regular executive sessions of independent directors	• Active and ongoing shareholder engagement program
• Majority voting in uncontested director elections with a resignation policy	• Proxy access bylaw allows for 3% shareholders to nominate the greater of two directors or 20% of the board

Response to Vote on 2025 Shareholder Proposal

Following the advisory shareholder vote in 2025 in favor of the elimination of the supermajority voting provisions in our governing documents, the Board carefully considered the shareholder response and determined that it is in the best interests of the Company and its stockholders to eliminate such provisions in the Company's Amended and Restated Certificate of Incorporation (the “Certificate”). For more detailed information about the Board's recommendation, see Proposal 4 on pages [79-80] of the Proxy Statement.

Compensation Program Highlights

Our executive compensation program is designed to attract, retain and motivate the high caliber talent necessary to deliver long-term and sustained Company performance for the benefit of our shareholders. Underpinned by our pay-for-performance philosophy, our executive compensation program delivers compensation to our named executive officers ("NEOs") that is strongly linked to Company financial, strategic and operational performance.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

The executive compensation program consists of the following elements described below and in greater detail in the Compensation Discussion and Analysis section (the "CD&A") of this Proxy Statement beginning on page 38.

Element	Form of Award	Description
Base Salary	Cash	Competitive base pay based on role, scope, experience, individual performance and internal alignment.
Annual Incentive Plan (“Bonus”)	Cash

Performance-based compensation dependent on three key annual financial goals:

•
Earnings Per Share (weighted 60%)
•
Operating Income Margin Percent (weighted 20%)
•
Working Capital Efficiency (weighted 20%)

Actual payout ranges from 0% to 200% of target, based on annual performance.

Performance Share Awards (“PSAs”)	Company Stock

Performance-based compensation dependent on key three-year financial goals:

•
EBITDA (weighted 75%)
•
Return On Invested Capital (weighted 25%)

Actual payout ranges from 0% to 200% of target, based on performance during three-year performance period and continued service.

Stock Options	Company Stock

Performance-based compensation based on appreciation of stock price at exercise relative to original grant price.

Vests over three years in equal annual installments based on continued service, with a 10-year term.

Restricted Stock Units (“RSUs”)	Company Stock	At-risk equity-based compensation, with realized value based on stock price performance. Vests over three years in equal annual installments based on continued service.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

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Consistent with our compensation philosophy, 89% of our CEO's 2025 total target compensation was variable pay at risk and 71% was performance-based compensation.

CEO
11%
Base Salary
15%
Bonus
18%
Options
18%
RSUs
38%
PSAs
Variable Pay - At Risk, 89%
Performance-Based Compensation 71%

27%
Base Salary
14%
RSUs
Other
NEOs
Variable Pay - At Risk, 73%
18%
Bonus
27%
PSAs
14%
Options
Performance-Based Compensation 59%

The pie charts above show each element of 2025 annual target compensation, including the mix of short-term and long-term incentives, the amount of variable pay at risk and the amount of performance-based compensation, for the CEO and other NEOs (on average). For purposes of the pie chart, "Other NEOs" excludes Cheri Phyfer, who did not receive an annual equity award due to the elimination of her position in 2025, and equity awards made to executives in connection with role changes or hiring.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proposal 1 – Election of Directors | 11

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vi

Proposal 1 – Election of Directors

Summary of Qualification of Directors

The Board has identified certain qualifications that are required of all directors. Additionally, the Board seeks to maintain a diverse set of skills, knowledge, experiences, backgrounds and viewpoints represented on our Board as a whole, but not necessarily by each individual director.

Qualifications Required of All Directors

Experience	Personal Attributes
• Extensive executive leadership experience or business management experience	• Excellent business judgment and high level of integrity and ethics
• Knowledge about issues affecting, or that may in the future affect, the Company	• Strong commitment to the Company’s goal of maximizing shareholder value

Specific Qualifications, Expertise and Key Skills Represented on the Board

Qualifications, Expertise and Key Skills
•
Consumer products expertise
•
Financial and/or accounting expertise
•
Public company experience as a chief executive, chief operating or chief financial officer
•
Public company board experience
•
Diversity of skill, background and viewpoint

Election of Directors

As of the date of this filing, the Board consists of nine members and is divided into three classes, each having three-year terms that expire in successive years. Mr. Foley was appointed by the Board to serve as a Class III director effective July 1, 2025 and Mr. Garden was appointed by the Board to serve as a Class I director effective March 16, 2026. The term of each currently serving Class III director expires at the Annual Meeting. Due to Mr. Fink's previously announced departure from the Company and the Board, the size of the Board was reduced from 10 to 9 members. The Board has nominated each of the three remaining and currently serving Class III directors (Brendan M. Foley, A. D. David Mackay and Stephanie L. Pugliese) for a new term of three years expiring at the 2029 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Although Mr. Mackay has been nominated to serve for a three-year term expiring at the 2029 Annual Meeting of Shareholders, he has informed the Company that he intends to retire from the Board of Directors prior to the 2027 Annual Meeting of Shareholders. Each of the nominees has consented to be named as a nominee and to serve as a director, if elected. If any nominee becomes unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named in the enclosed proxy card will vote for the substitute nominee designated by the Board. Shares cannot be voted for more than the number of nominees proposed for re-election.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

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The names of the nominees (Class III) and the current Class I and Class II directors, along with their present positions, their principal occupations and employment during the last five years, any directorships held with other public companies or registered investment firms during the past five years, their ages and the year first elected as a director of the Company, are set forth below. Ms. Chande, with her consent, was reclassified as a Class II director with a term expiring at the 2028 annual meeting of stockholders. Each director’s individual qualifications and experiences that contribute to the Board’s effectiveness as a whole are also described in the following paragraphs.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

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2026 NOMINEES FOR ELECTION – CLASS III DIRECTORS – TERM EXPIRING 2029

Skills & Qualifications

Mr. Foley is an experienced consumer packaged goods executive with extensive strategic, operational and consumer marketing leadership experience from large, complex multi-national organizations including McCormick & Company, Incorporated, H.J. Heinz, and General Mills, Inc. Prior to joining McCormick & Company in 2014, he held increasing levels of leadership and responsibility in various marketing, brand strategy and general business management roles. His experience is particularly valuable as Fortune Brands has evolved into a brand, innovation and channel leader. His current role as Chairman, President and Chief Executive Officer of McCormick & Company Incorporated provides our Board with the perspective of a public company leader who faces similar market challenges.

Biography

Chairman of McCormick & Company, Incorporated, a global leader in flavor, since January 2025 and President and Chief Executive Officer from September 2023 to present; Chief Operating Officer and President from June 2022 to August 2023 and President, Global Consumer, Americas & Asia of McCormick & Company, Incorporated from 2020 to June 2022.

Skills & Qualifications

Mr. Mackay has extensive strategic leadership and international operations experience leading The Kellogg Company from 2006 until his retirement in 2011. Over his tenure with The Kellogg Company, Mr. Mackay held various roles including President and Chief Executive Officer and President and Chief Operating Officer, bringing the perspective of a leader with significant international, executive, financial and operational experience in a consumer products industry. His Board experience serving on the Board of The Clorox Company, coupled with his prior experience serving as non-executive Chairman of Beam, Inc. and prior executive leadership roles, provides him with expertise in board operations, executive compensation and succession planning.

Biography

Retired since January 2011; President and Chief Executive Officer of Kellogg Company, a multinational food manufacturing company, prior thereto.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

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Skills & Qualifications

Ms. Pugliese's leadership as President and Chief Executive Officer of Duluth Holdings Inc., along with her extensive experience in building brands and driving innovation through retail, digital and e-commerce businesses, brings the perspective of an experienced commercial, operational and strategic leader to our Board. Her experience is particularly valuable as Fortune Brands has evolved into a brand, innovation and channel leader. She joined Duluth in 2008 and took on roles of increasing responsibility, serving as Chief Executive Officer of Duluth Holdings, Inc., from 2015 to 2019 during which time she led the company through its initial public offering. From 2019 through 2023, she served as President of Americas at Under Armour, Inc., a global sportswear brand. She returned to Duluth in May of 2025 to lead the brand and business through a new transformation. She currently serves on the boards of Duluth Holdings and Cooper's Hawk Winery and Restaurants. She previously served on the boards of American Eagle Outfitters, Inc. (2024-2025) and Duluth Holdings, Inc. (2015-2019).

Biography

President and Chief Executive Officer of Duluth Holdings Inc., U.S. retailer of casual wear, workwear, and accessories, since May 2025. President, Americas of Under Armour, Inc., a global sportswear brand, prior thereto.

The Board of Directors recommends that you vote FOR the election of each nominee named above.

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CLASS I DIRECTORS – TERM EXPIRING 2027

Skills & Qualifications

Ms. Hackett has extensive experience in the fields of strategy and human capital consulting, providing advice to boards of directors and senior management teams in areas of corporate and business strategy development, change management, risk management and talent management. Ms. Hackett also has significant international and technology experience and experience with large scale transformations. In addition, she brings extensive public company board experience, including serving as the lead independent director and chair of the governance and nominating committee of Capital One Financial Corporation and the chair of the compensation committee of MasterBrand, Inc.

Biography

Retired since January 2020. Strategy Consulting Partner and Co-founder of Personal Pathways, LLC, a company providing a web-based enterprise collaboration platform, prior thereto.

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Skills & Qualifications
Mr. Garden has significant public company board experience, extensive investment and financial expertise, as well as a strong track record of enhancing value for shareholders. He is the Founding Partner and CEO of Garden Investments. From 2005-2023, he served as Chief Investment Officer and Founding Partner of Trian Fund Management. Prior to founding Trian, Mr. Garden was Vice Chairman and Director of Triarc Companies (subsequently The Wendy’s Company and previously Wendy’s/Arby’s Group). Earlier in his career Mr. Garden was a Managing Director of Credit Suisse First Boston, where he served as a senior investment banker and BT Alex Brown, where he was co-head of Equity Capital Markets. Mr. Garden currently serves on the Board of Directors of General Electric and The Middleby Corporation. His previous Board experience includes Bank of New York Mellon, Family Dollar Stores, Invesco, Janus Henderson Group, Legg Mason, Pentair, and The Wendy’s Company.

Biography

Founding Partner and CEO of Garden Investments since 2023. Chief Investment Officer and Founding Partner of Trian Fund Management from 2005 to 2023. Vice Chairman and Director of Triarc Companies prior thereto.

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Skills & Qualifications

Mr. Perry has extensive experience as a strategic, operational and business advisor helping boards of directors and management teams improve business and leadership performance. Prior to founding Lead Mandates LLC, where he currently serves as Chief Executive Officer, he held several senior positions with Ernst & Young LLP, including serving as Americas Operational Transaction Services Practice Leader and Global Client Service Partner for major consumer products accounts. Prior to joining Ernst & Young, he held leadership positions with A.T. Kearney Inc., including co-leading its North America Merger Integration services.

Mr. Perry brings extensive experience with mergers, acquisitions, integrations, divestitures, and business transformations of consumer products companies. He currently serves as a board member of MasterBrand, Inc. and Equitable Funds, a registered investment company. He also serves as Chair of Babson College Board of Trustees and Chair of the Chicago chapter of the National Association of Corporate Directors.

Biography

Founder and CEO of Lead Mandates LLC, a business and leadership advisory firm, from 2020 to present; EY Global Client Service Partner for major consumer product accounts of Ernst & Young LLP, a leading global professional services firm, prior to his retirement in 2020.

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CLASS II DIRECTORS – TERM EXPIRING 2028

Skills & Qualifications

Ms. Chande has extensive experience in leading large, global companies through technological disruption and leading them to embrace technology driven innovation. Her experience is particularly valuable as Fortune Brands becomes an increasingly digitally-enabled company. Ms. Chande led ChargePoint's efforts to build its fleet business’ electric vehicle charging infrastructure and has experience in implementing global strategy efforts in her roles as Chief Commercial Officer of Waymo and Managing Director at Alibaba Group. She also has experience as an executive of large, global retailers, including Chief Executive Officer for NutriCentre, Chief Executive Officer for Staples UK and Vice President of New Business at Wal-Mart USA. She began her career as a consultant with McKinsey and Company. She currently serves on the boards of Air Canada and Algonquin Power & Utilities Corp. She previously served on the board of Signature Aviation plc (from 2018-2021).

Biography

Strategy consultant from 2020 to present and adjunct corporate strategy professor at the University of British Columbia since 2024. Senior advisor and strategy consultant of ChargePoint, a leading provider of networked charging solutions for electric vehicles, from 2020 to 2022. Chief Commercial Officer for Waymo, an autonomous driving technology subsidiary of Google LLC, prior thereto.

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Skills & Qualifications

Mr. Finan retired from The Coca-Cola Company in 2018. During his 36-year tenure with the company, he served as Chief Executive Officer of Coca-Cola HBC, where he managed the merger integration of Coca-Cola Beverages PLC and Hellenic Bottling SA and as President, Bottling Investments and Supply Chain, and Executive Vice President of The Coca-Cola Company. His extensive operations and strategy experience with The Coca-Cola Company and its worldwide bottling operations brings the perspective of a leader with significant international, executive, financial and operational experience in the consumer products industry. Mr. Finan's board experience, including serving as Chair of Smurfit Westrock plc, provides him with valuable insight into board operations. He previously served on the boards of Coca-Cola European Partners (until 2021) and Coca-Cola Bottlers Japan Holdings Inc. (until 2023).

Biography

Retired since April 2018; Consultant to the CEO of The Coca-Cola Company, a beverage company, from January 2018 to March 2018; Executive Vice President of The Coca-Cola Company and President of Coca-Cola Bottling Investments Group, a bottling operations company, prior thereto.

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Skills & Qualifications

Ms. Kilsby has a distinguished career in global investment banking, with particular expertise in mergers and acquisitions, finance and international business. In addition to serving as a Senior Advisor for five years, Ms. Kilsby also served as Chairman and Head of Europe, Middle East, and Africa Mergers and Acquisitions at Credit Suisse. Her global investment banking career also included a variety of senior positions with The First Boston Corporation, Bankers Trust and Barclays de Zoete Wedd. Ms. Kilsby also has extensive board experience, currently serving as a Senior Independent Director of Diageo plc, Vice Chair and Senior Independent Director of Unilever plc, and non-executive director of COFRA Holding plc, as well as multiple non-profit boards and as a member of the Takeover Panel, a UK independent body that regulates takeovers in the United Kingdom for the purpose of ensuring fair treatment for shareholders and an orderly framework for takeover bids. She previously served as Chair of Shire plc for five years (and as a board member from 2011-2019) and on the Boards of BHP Group plc and BHP Limited (from 2019-2021). Her extensive history serving in board and committee leadership positions provides her with expertise needed to serve as the Board's Non-executive Chair.

Biography

Retired since May 2014; Ms. Kilsby spent most of her career at Credit Suisse AG, an investment banking firm, holding a variety of senior positions including Senior Advisor from 2009 until her retirement in May 2014 and Chairman and Head of Europe, Middle East, and Africa Mergers and Acquisitions, prior thereto.

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Corporate Governance

Fortune Brands is committed to maintaining strong corporate governance practices that are good for our shareholders and our Company. We are dedicated to maintaining these practices and upholding high standards of conduct.

Board Refreshment and Succession

BOARD COMPOSITION (as of the date of this filing)

Since 2020
+7	-6	100%	6.5 years	63 years
Members Added	Members Retired	Independent	Average Tenure	Average Age

The Board believes that Board refreshment and director succession are important to ensuring that Board composition is aligned with the needs of the Company and the Board. New Board members bring a fresh perspective to the Board as a whole, while longer tenured Board members offer continuity and a deeper understanding of the Company. The Nominating and Governance Committee assesses the composition of the Board and aims to strike a balance between Board members with longer term service and newer members. The Nominating and Governance Committee believes that having a mix of tenure is critical to the effectiveness of the Board as a group over time.

The Board's strong commitment to succession and refreshment has been demonstrated by the nomination of seven new directors since 2020. The Nominating and Governance Committee has a robust Board succession planning process that includes an assessment of the composition of the Board, the current and future needs of the Board compared to the Company's strategy and a process to build a pipeline for future candidates.

The Board maintains a retirement age policy stating that it generally will not re-nominate a director at the annual meeting of shareholders following his or her 72nd birthday. The Board has the discretion to re-nominate a director after reaching age 72 if it believes that nomination is in the best interest of the Company’s shareholders; however, such discretion has not been applied.

Director Independence

The Company’s Corporate Governance Principles provide that a majority of the members of the Board shall be independent directors. New York Stock Exchange requirements, as well as the Company’s committee charters, require that each member of the Audit, Compensation and Nominating and Governance Committees be independent.

The Board applies the definition of independence found in the New York Stock Exchange Listed Company Manual in determining which directors are independent. When determining each director’s independence, the Board also considered charitable contributions made by the Company to organizations with which each director is affiliated. The Company's Corporate Governance Principles contain an expectation that each independent director promptly disclose to the Board any existing or proposed relationships or transactions that could impact his or her independence.

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Applying that definition, Messrs. Banati, Finan, Foley, Garden, Mackay, Perry and Mses. Chande, Hackett, Kilsby and Pugliese, were affirmatively determined by the Board to be independent, including for purposes of serving on the Board committees on which they currently serve or, as applicable, on which they served during 2025.

Board Leadership Structure

The Company’s Corporate Governance Principles provide that the Chair of the Board may be an independent director, non-independent director or member of management. The Board has determined that it is generally in the best interests of our shareholders to have an independent, Non-executive Chair serve as the Company’s Board Chair. This leadership structure aids the Board’s oversight of management and allows our CEO to focus primarily on management responsibilities. The current Non-executive Chair has the responsibility of presiding over all meetings of the Board, consulting with the CEO on Board meeting agendas (to the extent applicable), acting as a liaison between management and the non-management directors, including maintaining frequent contact with the CEO and advising him or her on the efficiency of Board meetings (to the extent applicable), leading the Board evaluation process, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Principles, as applicable in the case of an Non-executive Chair. In addition, the Company’s Non-executive Chair facilitates the Board’s annual performance assessment of the CEO.

The Board does not believe that a single leadership structure is right at all times. The Board periodically reviews its leadership structure to determine, based on the circumstances at the time, whether other leadership structures might be appropriate for the Company. The Board has been and remains committed to maintaining strong corporate governance practices and appropriate independent oversight of management. If, in the future, the Board appoints an executive chair or any other non-independent director as Chair, the Board may elect an independent director to serve as the Lead Director. The duties of the Chair of the Board and Lead Director are further described in our Corporate Governance Principles.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management, which were led by the Non-executive Chair during 2025. In addition, the Audit, Compensation and Nominating and Governance Committees each met in executive session during the year, as deemed appropriate by the committee chair. These sessions were led by the chair of the committee.

Director Nomination Process

The Nominating and Governance Committee is responsible for, among other things, screening potential director candidates, recommending qualified candidates to the Board for nomination, assessing director independence and evaluating whether the Board and its committees are functioning effectively. The nomination process is designed to ensure that the Nominating and Governance Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all shareholders, consistent with the standards established under the Company’s Corporate Governance Principles. The Nominating and Governance Committee uses the following process when recommending candidates:

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When identifying director candidates, the Nominating and Governance Committee evaluates the composition of the Board to determine whether there are any evolving needs that require specific skills or experiences. When evaluating director candidates, the Nominating and Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, leadership, conflicts of interest, integrity, ethics, original thinking and commitment to the goal of maximizing shareholder value, as well as diversity of background and experiences of the Board as a whole. The Committee also focuses on education, professional experience and differences in viewpoints and skills. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are considered.

The Nominating and Governance Committee has engaged a search firm to assist with our director succession planning process. In connection with seeking new director candidates as part of the succession planning process, or any time there is a vacancy on the Board, the practice of the Nominating and Governance Committee has been to retain a third-party search firm to assist in identifying qualified candidates who meet the needs of the Board at that time.

It is the Nominating and Governance Committee’s policy to consider director candidates recommended by shareholders, if such recommendations are properly submitted to the Company. Shareholders that wish to recommend an individual as a director candidate for consideration by the Nominating and Governance Committee can do so by writing to the Secretary of Fortune Brands at One Horizon Way, Building N, Deerfield, Illinois 60015. Recommendations must include the recommended candidate’s name, biographical data and qualifications, as well as other information that would be required if the shareholder were actually nominating the recommended candidate pursuant to the procedures for such nominations provided in our Bylaws. The Nominating and Governance Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating and Governance Committee. The Nominating and Governance Committee may contact the shareholder making the recommendation to discuss the qualifications of the candidate and the shareholder’s reasons for making the recommendation. Members of the Nominating and Governance Committee may then interview the candidate if the committee deems the candidate to be appropriate. The Nominating and Governance Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board. For a shareholder to directly nominate a candidate for director, such shareholder must follow the procedures set forth in the Company’s Bylaws.

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Board and Committee Evaluation Process

Our Board believes that an effective evaluation process can strengthen alignment, increase effectiveness and provide an opportunity to improve Board and committee processes. The Nominating and Governance Committee Chair, who also serves as the Chair of the Board, facilitated an annual evaluation of the Board and its committees.

Review of Evaluation Process

Annually, in December, the Nominating and Governance Committee reviews the process used for the annual evaluation of the Board and its committees. It considers whether to make adjustments to the approach used to facilitate meaningful feedback and reviews the topics to cover during the evaluation.

Feedback
Incorporated

Following the executive session discussion, the Board aligns on how to incorporate feedback throughout the coming year and works with the management team to implement changes, if any.

Conduct Board and Committee Evaluations

The evaluation typically includes an interview of each director covering topics relating to the function, culture and performance of the Board and its committees, Board oversight, responsibilities and resources. The Chair of the Board (who also serves as the Chair of the Nominating and Governance Committee) leads this process. The 2025 Board and committee evaluation process included both a written survey and an interview. Ms. Kilsby interviewed each board member and certain members of the Company's management team.

Summary of Evaluations The results of the written survey and feedback received through the interview process are summarized and shared with the Board and its respective committees.

Review Results in Executive Session The independent members of the Board of Directors meet to discuss the summary of the results of the evaluation.

Director Education and Orientation

The Board is briefed regularly on a variety of topics such as industry updates, corporate governance developments, the Company’s regulatory environment, applicable federal securities and state corporate laws, financial principles and standard accounting procedures.

The Company also makes continuing education opportunities available to directors to further their knowledge about director duties and responsibilities. These activities are designed to ensure that the Board remains knowledgeable about the most important issues affecting our Company and its businesses. In addition, the Company's director education program provides directors with access to in-person and online training, as well as resources, articles and surveys on a variety of topics relating to board and committee oversight and corporate governance. In 2025, several directors participated in continuing education through the Company sponsored director education program and through other seminars and training sessions.

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New directors participate in comprehensive orientation sessions that are designed to familiarize them with the Company’s strategic plans, operations, financial information, governance, and board and committee operations, among other relevant topics. This orientation program is considered an essential part of the director onboarding process. New director orientation is tailored to complement the background of the new director.

Corporate Governance Principles

The Board maintains a set of Corporate Governance Principles that describe our corporate governance practices and assist the Board in exercising its responsibilities. The Corporate Governance Principles address matters such as Board composition, Board performance and responsibilities, Board meeting and Board committee procedures, oversight of the management succession planning process and review of Company risks. The Corporate Governance Principles also include a Director Code of Conduct. A copy of the Corporate Governance Principles can be found at https://ir.fbin.com/governing-high-standards.

Policy with Respect to Service on Other Boards

Under our Corporate Governance Principles, our directors are restricted from serving on more than three public company boards in addition to the Company’s Board; provided, however, that if a director serves as a chief executive officer of a public company, such director is restricted from serving on more than one public company board in addition to the Company’s Board. The Board's Audit Committee members are subject to a restriction from serving on more than two other publicly traded companies' audit committees. Under the policy, directors are required to obtain approval from the Chair of the Nominating and Governance Committee before accepting any offer to serve as a director of another public company. In addition, the Nominating and Governance Committee annually reviews the outside commitments of our directors and executives, whether public, private or charitable.

Policies with Respect to Transactions with Related Persons

The Board adopted a Code of Business Conduct and Ethics which sets forth various policies and procedures intended to promote the ethical behavior of the Company’s employees, officers and directors (the “Code of Conduct”). The Board has established a Compliance Committee (comprised of management) which is responsible for administering and monitoring compliance with the Code of Conduct (other than monitoring director compliance which is the responsibility of the Nominating and Governance Committee). The Compliance Committee meets quarterly and periodically reports on the Company’s compliance efforts to the Audit Committee and the Board.

The Conflicts of Interest Committee (comprised of management) is responsible for administering, interpreting and applying the Company’s Conflicts of Interest Policy, which describes the types of relationships that may constitute a conflict of interest with the Company. Under the Conflicts of Interest Policy, directors and executive officers are responsible for reporting any potential related person transaction (as defined in Item 404 of Regulation S-K) to the Conflicts of Interest Committee in advance of commencing a potential transaction. The Conflicts of Interest Committee will present to the Audit Committee any potential related party transaction. The Audit Committee will evaluate the transaction, determine whether the interest of the related person is material and approve or ratify, as the case may be, the transaction. In addition, the Company’s executive officers and directors annually complete a questionnaire in which they are required to disclose any related person transactions and potential conflicts of interest. The Company's Chief Legal Officer reviews the responses to the questionnaires, and, if a related person transaction is reported by a director or executive officer, submits the transaction for review by the Audit Committee. The Conflicts of Interest Committee also reviews potential conflicts of interest and reports findings involving any director of the Company to the Nominating and Governance Committee. The Nominating and Governance Committee will review any potential conflict of interest involving a member of the Board to determine whether such potential conflict would affect that director’s independence.

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Continuous

Throughout the year, engage with shareholders in one-on-one meetings, during conferences, road shows and earnings calls

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Certain Relationships and Related Transactions

Since December 29, 2024, the Company has not participated in any transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in which any of its directors or executive officers, any immediate family member of any of its directors or executive officers, or any beneficial owner of more than 5% of Company Stock, had a direct or indirect material interest.

Shareholder Engagement Program

Our Board values engagement with and feedback from our shareholders. On a year-round basis, our Investor Relations team regularly meets with shareholders, prospective investors, and investment analysts through quarterly earnings calls, customary participation at industry and investment community conferences, investor road shows, and analyst meetings. These meetings often include participation by our Chief Executive Officer and our Chief Financial Officer and they generally provide transparency and visibility around how we drive our strategy and deliver value for shareholders.

We also value hearing shareholders' views on governance and compensation practices, voting policies, and past voting records. Throughout 2025, we continued to build our proactive governance outreach program. As part of this program, we sought to discuss the issues that are important to our shareholders, listen to their expectations for the Company and share our views. We engaged with our shareholders on topics like our executive compensation programs, corporate governance practices and policies, and environmental, social and governance (“ESG”) programs and initiatives.

These meetings generally include representatives from our Corporate Secretary, Executive Compensation and Investor Relations teams and occur during and outside of proxy season. Feedback from engagement meetings is shared with our Board and its committees for further assessment and to determine appropriate responses.

Spring	Summer	Fall	Winter
Engage with shareholders to provide an update on feedback, changes implemented and/or discuss Annual Meeting agenda Hold Annual Meeting of Shareholders	Review results from Annual Shareholder Meeting and develop engagement plans	Engage with shareholders to gather feedback following the Annual Meeting of Shareholders	Review shareholder feedback and consider changes to programs, practices and proxy disclosure

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Cooperation Agreement

On March 16, 2026, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Garden Investment Management, L.P. (“GI”). Pursuant to the Cooperation Agreement, the Board appointed Ed Garden as a Class I director, effective March 16, 2026, with an initial term expiring at the Company’s 2027 annual meeting of stockholders.

Under the terms of the Cooperation Agreement, among other things (i) GI will abide by customary standstill restrictions (subject to certain exceptions to the extent that Mr. Garden resigns from the Board, among others) until the expiration of the Standstill Period (as defined in the Cooperation Agreement); (ii) GI agreed to certain voting commitments with respect to the Annual Meeting; and (iii) the Company and GI agreed to a customary mutual non-disparagement provision.

A summary of the Cooperation Agreement is included in the Company’s Current Report on Form 8-K, filed with the SEC on March 16, 2026 (the “Form 8-K”). The full Cooperation Agreement is filed as Exhibit 10.1 to the Form 8-K.

Communication with the Board

The Board and management encourage communication from the Company’s shareholders. Shareholders and other interested parties who wish to communicate with the Company’s management should direct their communication to the CEO or the Secretary of Fortune Brands at One Horizon Way, Building N, Deerfield, Illinois 60015. Shareholders or other interested parties who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Chair of the Board, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his or her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Risk Management

The responsibility for the day-to-day management of risks lies with the Company’s management team; however, the Board has an active role, as a whole and also at the committee level, in overseeing the strategy and process for managing the Company’s risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports. The Board’s assignment of responsibility for the oversight of specific risks to its committees enables the entire Board, under the leadership of the Chair and the CEO, to better monitor the risks of the Company and more effectively develop strategic direction, taking into account the magnitude of the various risks facing the Company.

BOARD OF DIRECTORS

The Board is responsible for overseeing the strategy and process for managing the Company's risks, including risks relating to the Company’s business strategy, resource allocation, credit, liquidity and operations, talent development and succession programs and practices.

AUDIT	COMPENSATION	Nominating and Governance

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Oversees management of the Company’s financial and operational risks and the Enterprise Risk Management (“ERM”) program.

Oversees cybersecurity-related risks and certain climate-related risks, such as physical risk to our operations and supply chains and commodity price volatility resulting from severe weather events caused by climate change and regulations designed to protect the environment.

Annually reviews the ERM program, as well as quarterly updates, if any. Reviews cyber-security updates on a quarterly basis.

Oversees management of risks relating to the compensation paid to the Company’s executives and the Company’s compensation plans.

Annually, the Compensation Committee’s independent compensation consultant conducts an assessment of the risks associated with the Company’s executive compensation policies and practices.

Oversees management of risks associated with the independence of the Board, potential conflicts of interest of Board members and the Company’s corporate governance structure.

Oversees the Company’s ESG programs, initiatives and related risks, relating to the Company’s environmental, health and safety, social and governance policies and practices.

MANAGEMENT

Management is responsible for identifying, assessing, mitigating and managing risks. The Company’s overall ERM program identifies both external risks (i.e., economic) and internal risks (i.e., strategic, operational, financial and compliance), assesses and ranks these risks according to the likelihood of occurrence and the potential monetary impact. It also assesses the Company’s plans to mitigate such risks. Management regularly reviews and discusses risks and mitigation efforts associated with each of the Company’s businesses with the Board of Directors.

Cybersecurity Risks

The Company has a comprehensive enterprise-wide cybersecurity program informed by the U.S. Department of Commerce National Institute of Standards and Technology Cybersecurity Framework and maintains cybersecurity risk insurance coverage to defray the costs of potential information security breaches. Annually, management assesses and ranks cybersecurity risks identified through our ERM program according to the likelihood of occurrence and the potential monetary impact, which the Audit Committee reviews. Management also identifies and provides the Audit Committee with quarterly updates on these risks. The Company conducts cybersecurity training annually for its employees and conducts mock phishing campaigns throughout the year. The Company’s cybersecurity team provides regular updates to our senior executives and the chief information officer typically reports to the Audit Committee on the status of the Company’s data security positions, results for third-party assessments, our incident response plan, and any material cybersecurity threats and developments on a quarterly basis. In 2025, the Company’s chief information officer reported on the Company’s cybersecurity programs and risk mitigation efforts to the full Board once and provided quarterly updates to the Audit Committee. For more information on cybersecurity oversight, please refer to Item 1C, “Cybersecurity” in our most recent Annual Report on Form 10-K.

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Compensation Risks

The Compensation Committee’s compensation consultant, Willis Towers Watson (“WTW”) conducts an annual assessment of the risks associated with the compensation programs and practices used to compensate the Company’s executives and reports on the assessment to the Compensation Committee. In 2025, WTW conducted a review of our compensation programs relative to the potential for incentives to motivate excessive risk-taking in a way that could materially affect the Company. The 2025 review concluded that we have strong governance procedures and that our compensation programs do not present a material risk to the Company or encourage excessive risk-taking by participants. The Company utilizes the following risk-mitigating design features:

Capped Incentive Plan Payouts The upside on payout potential is capped on both annual incentive and long-term incentive plans at 200%.	Balanced Pay Mix (Annual and Long-Term) Executive mix of pay is balanced between annual and long-term, with a heavier emphasis on long-term compensation.
Rigorous Goal Setting Process Robust goal setting process considers peer performance, probability of achievement and various ranges of performance outcomes.

Multi-year Vesting of Long-Term Incentives

Stock Options and RSUs vest in three equal annual installments while PSAs fully vest (if performance achieved) after the conclusion of a three-year performance period.

Use of Discretion

The Compensation Committee has discretion to adjust award values and eliminate annual incentive plan awards. All unvested equity awards are automatically forfeited in the case of a termination for cause.

Stock Ownership Guidelines Competitive stock ownership requirements for executives (ranging between 1x to 6x). Executives are also prohibited hedging and pledging of Company Stock.
Incentive Compensation Clawback Clawback applies in case of financial restatement that impacts incentive-based compensation awarded in the last three fiscal years prior to restatement.	Use of Multiple Metrics Multiple and diverse performance metrics used in incentive plans. No overlap in metrics used between annual incentive and long-term incentive plans.

As described in our CD&A, compensation decisions are made using a combination of objective and subjective considerations designed to mitigate excessive risk taking by executives.

Leadership Succession and Talent Management Risks

The Board recognizes that retention of highly-qualified leadership talent is critical to our continued strong performance and to effective succession planning. Given the importance of CEO and executive officer succession planning, the Board, as a whole, maintains responsibility for oversight, rather than delegating this responsibility to a Board committee. The Board also oversees talent development of senior leaders, with regular and direct interaction with a variety of senior and emerging leaders throughout the year.

As part of this process, succession candidates for executive leadership positions are identified and assessed, taking into account demonstrated performance, leadership qualities, institutional knowledge, and potential to take on more complex responsibilities. The Board considers various succession-related factors, including: (i) the potential retention risk regarding incumbent executives and the identified succession candidates; (ii) the importance of the role within the organization and the institutional knowledge of each executive; (iii) the competitive landscape for executive talent; (iv) the specific succession planning time horizon for each senior executive position; and (v) the extent of disruption likely to be caused by unplanned attrition.

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Our ESG Program: Good for People, Good for Planet, Good for Business

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Our Board, through the Nominating and Governance Committee, oversees ONE Home, Fortune Brands’ sustainability program.

We focus our efforts where we can leverage our leading positions, advantaged business model and talented team to drive meaningful impact for our business, people, and the planet by:

•
Addressing affordability through products that help conserve energy and save water, as well as have the potential to lower costs associated with homeowners insurance.
•
Saving water through smart water products, like WaterSense-certified products and the Moen Flo Smart Water Monitor and Shutoff.
•
Using recycled materials with Fiberon PE composite decking and cladding.
•
Conserving energy with energy-efficient Therma-Tru entry doors and Moen's water-saving technologies.
•
Protecting people with safety solutions from Master Lock, including connected lockout tagout, and with Yale and August smart locks and water filtration systems from Moen and SpringWell.

Beyond our product portfolio, we operate with integrity, prioritize safety, and support our associates with a strong total rewards package, development opportunities and an inclusive culture in which to work.

We believe we are well-positioned to harness secular growth opportunities such as sustainability, safety and wellness, and material conversion. These attractive opportunities connect to both our Company’s purpose and are part of how we can generate long-term value for shareholders.

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Meeting Attendance

Each director nominee, other than Mr. Foley, and continuing director attended more than 90% of the total meetings of the Board and committees of the Board of which the director was a member during 2025. At the time of his appointment in July 2025, Mr. Foley had a prior commitment scheduled before he joined the Board and was unable to attend a regularly scheduled Board meeting, which negatively impacted his total meeting attendance.

Pursuant to the Company’s Corporate Governance Principles, all directors are encouraged and expected to attend the Annual Meeting of Shareholders. All of the Company's then-serving directors attended our 2025 Annual Meeting.

2025 MEETINGS

6 Board 9 Audit 6 Compensation 5 Nominating and Governance

Board Committees*

The Board has established an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee. A list of current Committee memberships may be found on the Company’s website at https://ir.fbin.com/committees-and-charters. The Committee memberships as of the date of this Proxy Statement are set forth below:

Name	Audit	Compensation	Nominating and Governance	Executive
Amee Chande	•		•
Irial Finan	«	•	•
Brendan Foley		•	•
Ed Garden		•	•
Ann Hackett		•	•
Susan Kilsby			«	«
A. D. David Mackay		«	•	•
Jeffery Perry	•		•
Stephanie Pugliese	•	•	•
2025 Meetings	9	6	5	0
• Member « Chair

* On February 12, 2026, Mr. Finan was appointed Chair of the Audit Committee. On March 16, 2026, Mr. Garden and Mr. Foley were appointed to the Compensation Committee and Mr. Finan, Mr. Garden, Mr. Mackay and Ms. Pugliese were appointed to the Nominating and Governance Committee.

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AUDIT COMMITTEE

2025 Meetings 9 Chair* Irial Finan Members* Amee Chande Jeffery Perry Stephanie Pugliese

Roles and Responsibilities

The Audit Committee’s primary function is to assist the Board in overseeing the (i) integrity of the Company’s financial statements, financial reporting process and the Company’s system of internal controls; (ii) compliance with legal and regulatory requirements; (iii) independence and qualifications of the Company’s external auditors; (iv) performance of the Company’s external and internal auditors; and (v) enterprise risk management program, which includes oversight of cybersecurity and climate related risks.

Each member of the Audit Committee is financially literate. In addition, Mr. Finan has accounting and/or financial management expertise and is an audit committee financial expert as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K under the Exchange Act. Each Audit Committee member has also been determined by our Board to be independent as such term is defined in the Exchange Act and the New York Stock Exchange Listed Company Manual.

*Reflects the current composition of the Audit Committee.

COMPENSATION COMMITTEE

2025 Meetings 6 Chair A. D. David Mackay Members* Irial Finan Brendan Foley Ed Garden Ann Hackett Stephanie Pugliese

Roles and Responsibilities

The Compensation Committee’s primary function is to assist the Board in attracting and retaining high quality leadership by (i) developing and critically reviewing the Company’s executive compensation program design and pay philosophy; and (ii) setting the compensation of the Company’s executive officers in a manner that is consistent with competitive practices and Company, business and individual performance.

Each member of the Compensation Committee has been determined by our Board to be independent, as such term is defined in the Exchange Act and the New York Stock Exchange Listed Company Manual.

*Reflects the current composition of the Compensation Committee.

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Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has (i) served as one of the Company’s officers or employees, or (ii) had a relationship requiring disclosure under Item 404 of Regulation S-K.

Compensation Committee Consultant

WTW has served as the Compensation Committee's independent compensation consultant since 2020. In 2025, WTW received fees of approximately $230,000 for executive compensation related services provided to the Compensation Committee. In its capacity as independent compensation consultant, WTW reported directly to the Compensation Committee and provided the following services and information to the Compensation Committee:

•
Made recommendations as to best practices for structuring executive pay arrangements and executive compensation (including the amount and form of compensation) consistent with the Company’s business needs, pay philosophy, market trends and current legal, regulatory and governance considerations;
•
Performed an assessment of the Company’s compensation peers;
•
Made recommendations as to non-employee director and executive compensation best practices, pay arrangements, short and long-term incentive program design, and equity compensation;
•
Provided market data (including compiling compensation data and related performance data) as background for decisions regarding the compensation of the CEO and other executive officers;
•
Performed an assessment of risks associated with the Company’s compensation structure and design; and
•
Attended Compensation Committee meetings (including executive sessions without the presence of management) and summarized alternative compensation arrangements for consideration in formulating final recommendations, as well as the consultant’s rationale for supporting or opposing management’s proposals.

WTW was also engaged separately by management to provide certain human capital, benefits and corporate risk and brokering services to the Company for which WTW received approximately $1.72 million in 2025. While these fees for WTW services are reviewed annually by the Compensation Committee as part of the Compensation Committee’s review of WTW’s independence, the Compensation Committee does not approve these additional services provided by WTW to the Company because they are of the type directly secured by management in the ordinary course of business.

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Nominating and Governance Committee

2025 Meetings 5 Chair Susan Kilsby Members* Amee Chande Irial Finan Brendan Foley Ed Garden Ann Hackett A. D. David Mackay Jeffery Perry Stephanie Pugliese

Roles and Responsibilities

The Nominating and Governance Committee’s primary functions are to (i) provide recommendations to the Board with respect to the organization and function of the Board and its committees; (ii) recruit, identify and recommend qualified potential director candidates and nominees; (iii) review the qualifications and independence of directors and provide recommendations to the Board regarding composition of the committees; (iv) develop and recommend to the Board a set of corporate governance principles; (v) oversee the process of the evaluation of the Board and management; and (vi) oversee the Company’s environmental, social and governance programs, policies and related risks. The Nominating and Governance Committee also makes recommendations to the Board regarding the level and composition of compensation for non-employee directors and grants annual equity awards to non-employee directors.

Each member of the Nominating and Governance Committee has been determined by our Board to be independent, as such term is defined in the Exchange Act and the New York Stock Exchange Listed Company Manual.

*Reflects the current composition of the Nominating and Governance Committee.

EXECUTIVE COMMITTEE

Role

The purpose of the Executive Committee is to act in lieu of the full Board, when and if necessary. The Executive Committee has all of the powers and authority of the full Board, with the exception of specific powers that are required by Delaware law to be exercised by the full Board. In 2025, there were no actions that required the Executive Committee to meet in place of the full Board.

The Executive Committee may not amend the Company’s Certificate, adopt an agreement of merger, recommend actions for shareholder approval, amend or repeal the Bylaws, elect or appoint any director or remove an officer or director, amend or repeal any resolutions of the Board, fix the Board’s compensation, or, unless expressly authorized by the Board, declare a dividend, authorize the issuance of stock or adopt a certificate of merger.

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Insider Trading Policy

The Company has adopted an insider trading policy which governs transactions in our securities by the Company’s directors, officers, employees, consultants, and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing requirements. The Company maintains procedures designed to promote compliance by the Company with applicable securities laws and listing standards. A copy of our insider trading policy is filed with our Annual Report on Form 10-K for the fiscal year ended December 27, 2025 as Exhibit 19.

Other Corporate Governance Resources

The Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and the Company’s Code of Ethics for Senior Financial Officers are available on the Company’s website at https://ir.fbin.com/governing-high-standards.

The charters of each committee are also available on the Company’s website at https://ir.fbin.com/committees-and-charters. A copy of our ESG report and other ESG resources are also available on the Company’s website at https://www.fbin.com/corporate-responsibility.

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Director Compensation

Fortune Brands is committed to attracting and retaining qualified and experienced directors to contribute to the Board’s effectiveness and the Company’s goal of maximizing shareholder value. To accomplish this, the Company maintains a non-employee director compensation program that consists of cash and equity retainers.

During 2025, the Nominating Committee assessed the Board's compensation program, elements of compensation and amounts paid. Based on this assessment and with the assistance of WTW, the Board increased the value of the Committee Chair fees from $15,000 to $25,000 effective March 1, 2025.

Compensation Elements

Below is a description of the 2025 non-employee director compensation program.

Compensation Element*	Compensation Amount

Cash Retainer**	$120,000

Equity Retainer	$160,000 in Company Stock

Committee Chair Fee	$25,000 for service as Chair of the Audit Committee, Compensation Committee or the Nominating and Governance Committee

Board Chair Fee	$200,000

Stock Ownership Guidelines***	Ownership of Company Stock equivalent to five times the annual cash retainer within five years of joining the Board

* Directors may elect to convert cash retainers into Company Stock, defer receipt of cash or equity retainers, or defer Company Stock received as a result of a cash conversion program under the Company's Non-Employee Director Deferred Compensation Plan and the Company's Non-Employee Director Stock Election Program. Receipt of any deferral made under the Company's Non-Employee Deferred Compensation Plan is made in the January following the year in which the individual ceases serving as a director of the Company.

** Cash compensation elements are pro-rated to reflect the portion of the year the director served on the Board or committee, or as Chair of a committee.

*** All directors currently meet the multiple or fall within the five-year transition period allowed to meet the multiple under the Stock Ownership Guidelines.

Director Benefits

All non-employee directors are provided with basic group life and accidental death and dismemberment and business travel accident insurance coverage. Non-employee directors are also provided with a concierge health service program benefit that provides medical advocacy and assistance and a cybersecurity privacy protection program that provides credit monitoring and identity theft protection. Certain broad-based plans, which are generally available to employees, such as matching on charitable contributions and Company product purchase programs, are also available to non-employee directors. Personal use of Company aircraft is generally not permitted by Board members or executives (other than the CEO); however, in limited emergency circumstances this policy can be waived by the CEO.

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Stock Ownership Guidelines

To further align the Board’s interests with those of our shareholders, the Board maintains Stock Ownership Guidelines for non-employee directors. The guidelines encourage non-employee directors to own Company Stock with a fair market value equal to five times the annual cash retainer ($600,000) and allow directors five years from the date of election to meet the guidelines. Shares owned directly by a director, the director’s spouse, minor children sharing the same home and any shares held in trust for the benefit of the director or his/her family, as well as any shares that have been deferred pursuant to the Company’s Deferred Compensation Plans, are counted towards ownership. For information about the beneficial ownership of the Company’s securities held by directors and executive officers, see “Certain Information Regarding Security Holdings” on pages 89-90.

Anti-Hedging and Anti-Pledging Policy

The Company has a policy prohibiting directors and executives from hedging or pledging Company Stock, including Company Stock held indirectly, and from engaging in any derivative transactions designed to offset the decrease or increase in the market value of Company Stock.

2025 DIRECTOR COMPENSATION*
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Amit Banati	$143,404	$160,000	n/a	n/a	n/a	$6,348	$309,752
Amee Chande	$120,000	$160,000	n/a	n/a	n/a	$4,964	$284,964
Irial Finan	$120,000	$160,000	n/a	n/a	n/a	$6,334	$286,334
Brendan Foley	$60,000	$133,333	n/a	n/a	n/a	$1,168	$194,501
Ann F. Hackett	$120,000	$160,000	n/a	n/a	n/a	$6,337	$286,337
Susan S. Kilsby	$343,404	$160,000	n/a	n/a	n/a	$6,348	$509,752
A.D. David Mackay	$143,404	$160,000	n/a	n/a	n/a	$6,348	$309,752
Jeffery S. Perry	$120,000	$160,000	n/a	n/a	n/a	$9,334	$289,334
Stephanie L. Pugliese	$120,000	$160,000	n/a	n/a	n/a	$6,334	$286,334

* Although Mr. Fink served as a member of the Board, he did not receive any additional compensation for such service. Mr. Foley commenced service as a member of the Board on July 1, 2025. Mr. Garden is excluded from the table as he did not commence service as a director until March 16, 2026.

(1)
Mr. Finan elected to convert the cash fees he earned in 2025 to Company Stock and defer receipt until the January following the year in which he ceases to serve as a director, pursuant to the Non-Employee Director Deferred Compensation Plan. As a result of the conversion of his cash fees to Company Stock, Mr. Finan deferred the receipt of 2,060 shares of Company Stock in 2025.
(2)
The amounts in this column represent the aggregate grant date fair value of the stock awards granted in 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). In May 2025, each non-employee director (other than Mr. Foley) received an annual stock grant that was determined by dividing the dollar value of the annual equity retainer $160,000 by the closing price of Company Stock on the grant date $54.70, rounded to the nearest share, resulting in 2,925 shares of Company Stock. Mr. Finan and Ms. Pugliese elected to defer receipt of their stock awards granted in 2025 until the January following the year in which they cease being directors. Mr. Foley received a pro-rated annual stock grant for the portion of the year during which he served as a non-employee director. Mr. Foley's pro-rated grant was determined by dividing the pro-rated dollar value of the grant by the closing price of the Company's stock on the grant date $52.62, rounded to the nearest share, resulting in 2,534 shares of Company Stock. As of December 27, 2025, Mses. Hackett and Pugliese and Mr. Finan had the following number of deferred shares of Company Stock outstanding: 34,815, 2,925 and 13,180, respectively.

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(3)
Included in this column are premiums paid for group life and AD&D insurance coverage and the Company’s match on gifts paid by the director to charitable organizations. Also included in this column are costs associated with the Company’s concierge health service program and cybersecurity privacy protection program.

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Compensation Discussion and Analysis

This CD&A describes Fortune Brands’ executive compensation philosophy and programs. The CD&A also explains the compensation decisions made and specific compensation awarded in 2025 to our named executive officers. Our 2025 named executive officers are:

Nicholas Fink	Former Chief Executive Officer
Jonathan Baksht	Former Executive Vice President and Chief Financial Officer
John D. Lee	Executive Vice President, Chief Digital and Innovation Officer
Hiranda S. Donoghue	Executive Vice President, Chief Legal Officer and Corporate Secretary
Kristin E. Papesh	Executive Vice President, Chief Human Resources Officer
David V. Barry	Former Chief Financial Officer
Cheri M. Phyfer	Former Group President
This CD&A is divided into the following sections:

TABLE OF CONTENTS		Page

Management TransitionS		42
Executive Summary		42
2025 Business Highlights		42
2025 Executive Compensation Highlights		43
Our Executive Compensation Program		44
2025 Say on Pay Vote and Responsiveness		46
Philosophy and Process for Awarding NEO Compensation		48
Philosophy of the Executive Compensation Program		48
Maintaining Best Practices		48
Compensation Committee Decision-Making Process		49
Compensation Peer Group and Market Data		50
Types and Amounts of NEO Compensation Awarded in 2025		51
NEO Annual Total Target Compensation		51
Base Salary		52
Annual Cash Incentive Awards		52
Long-Term Equity Awards		55
Other Compensation Arrangements and Benefits		59
Policies		60
Compensation Committee Report		60

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Management Transitions

As described above under the section entitled “2026 Management Transition,” on March 16, 2026, the Company announced the launch of a comprehensive search process to identify a new Chief Executive Officer (“CEO”) of the Company to succeed Mr. Nicholas Fink, who departed from his role as CEO and as a member of the Board on March 16, 2026. To ensure a seamless transition, the Board has appointed Mr. David Barry, on an interim basis, as CEO effective March 16, 2026, during the transition period between Mr. Fink's departure and the effective date of the Company’s appointment of a new CEO. The Company also announced that Mr. Jonathan Baksht has stepped down as Chief Financial Officer and that Ms. Ashley George was appointed as interim CFO, each effective March 16, 2026. Mr. Fink served as the Company's CEO for the entirety of 2025; therefore, all references to the Company's CEO throughout this disclosure refer to Mr. Fink.

In addition, in January 2025, the Company announced that it simplified its executive leadership structure by eliminating the role of Group President. This change was made to remove an organizational layer and to facilitate a closer working relationship between the CEO and our commercial leaders. As a result of this change, effective January 22, 2025, Ms. Phyfer ceased serving as an executive officer of the Company. Ms. Phyfer remained as an advisor to the Company through July 1, 2025. Because Ms. Phyfer transitioned out of an executive officer role in January 2025, her compensation is described in “Former Group President Compensation Arrangements” and she has been excluded from the remainder of the CD&A.

In January 2025, the Company also announced that Mr. Barry had assumed the newly-created role of President, Security and Connected Products, responsible for the Company’s security business unit and our growing digital business. The creation of this role represented our commitment toward putting some of our best resources toward our biggest opportunities. Mr. Barry served as both Executive Vice President and Chief Financial Officer and as President, Security and Connected Products until May 2025 when Mr. Jonathan Baksht was appointed Executive Vice President and Chief Financial Officer. After this point, Mr. Barry continued to serve as President, Security and Connected Products, but ceased to serve as an executive officer of the Company.

Effective in July 2025, Mr. Lee was appointed to the position of Executive Vice President, Chief Digital and Innovation Officer.

Executive Summary

2025 Business Highlights

As discussed in the Proxy Summary above, our Company has demonstrated its resilience in the face of a challenging and unpredictable external environment, by executing with discipline and focus, focusing on factors within our control and responding to disruptions with agility, while implementing strategies to support long-term growth objectives. During 2025, we completed the major structural steps of our multi-year transformation, which redefined the portfolio, improved our operating model, and brought our associates together in a collaborative efficient campus environment, while we continued investing in our most critical priorities, including brand building, innovation and our ongoing digital transformation.

Our leadership team remained focused on driving our most strategic investments, supporting our leading brands and strategically reshaping our business to be leaner, stronger, and more agile. In 2025, our associates executed with discipline and focus and leveraged our Fortune Brands Advantage Capabilities, which allowed us to:

•
Strengthen our core brands;
•
Accelerate our digital product offerings; and
•
Fully mitigate the dollar impact of 2025 tariffs.

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Although the Company faced challenging market conditions during 2025, we believe that the actions taken to optimize our structure and sharpen our priorities during 2025 have positioned the Company for accelerated growth when market conditions improve.

2025 Executive Compensation Highlights

The Compensation Committee considers various factors when setting and adjusting NEO compensation. In 2025, the Compensation Committee:

•
Set annual incentive plan targets above prior year results;
•
Returned to the use of EBITDA dollars (compared to EBITDA margin) as a primary metric for the 2025-2027 Performance Share Awards (“PSAs”);
•
Did not increase CEO total target compensation from 2024 levels; and
•
Held continuing NEOs' (Messrs. Fink, Barry, Lee and Ms. Donoghue) annual and long-term incentive awards flat year-over-year, except in the case of a change in role.

For more information about the factors considered when making these decisions, see Types and Amounts of NEO Compensation Awarded in 2025 on page 48 below.

Our executive compensation program is designed to reward NEOs for the achievement of both short-term and long-term financial, strategic and operational goals that support long-term shareholder value creation. The charts below summarize the metrics, targets and results achieved under the 2025 Annual Incentive Plan and the 2023-2025 PSAs:

Annual Incentive Plan**
PERFORMANCE METRIC	2024 RESULT	2025 TARGET	2025 TARGET	2025 RESULT	2025 PAYOUT %

Earnings per Share (“EPS”)(1)	$4.14		$4.30	$3.63	14%
Operating Income Margin Percent (“OIMP”)	16.9%		17.4%	15.8%
Working Capital Efficiency (“WCE”)	21.5%		21.3%	23.1%
(1) EPS actual performance was adjusted to exclude the effect of foreign exchange currency fluctuations.

2023-2025 PSAs**
PERFORMANCE METRIC	TARGET	RESULT	PAYOUT %

EBITDA Margin Percent	20.0%	20.03%	89.8%
Return on Invested Capital (“ROIC”)	13.7%	12.2%

** All incentive compensation plan metrics are determined on an unaudited and before charges/gains basis. See Appendix A for definitions and a description of the methodology of these non-GAAP measures used to determine incentive compensation.

We believe that these results demonstrate our commitment to align payouts with Company performance. We also believe that tying NEO compensation to Company performance over different time horizons (short-term and long-term) motivates our executives and drives long-term value creation for our shareholders. For additional detail regarding the performance metrics utilized and financial performance results achieved under the Annual Incentive Plan, see page 49, and for the 2023-2025 PSAs, see pages 55.

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Our Executive Compensation Program

Our executive compensation program is designed to attract, retain and motivate high caliber talent necessary to deliver long-term growth and sustained performance for the benefit of our shareholders. Our executive compensation program, underpinned by our pay-for-performance philosophy, delivers compensation to our NEOs that is intrinsically and strongly linked to Company financial, strategic and operational performance. We implement our philosophy by following these principles:

Attract, Retain and Motivate Provide market competitive compensation that allows us to attract, retain and motivate high caliber talent

Pay-for-Performance

A significant portion of executive compensation should be “at-risk” and linked to Company performance, including delivery of financial and operational results and strategic objectives

Promote Long-Term Growth Compensation programs focus on long-term and sustainable growth while maintaining focus on profitability and shareholder value creation	Align Compensation Goals with Growth Strategy Continual review of program offerings and design to align and evolve with our business strategy and growth focus

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Key components of our 2025 executive compensation program and how each links to our strategy are summarized below:

Pay Element	Description	Link to Strategy
Base Salary	Competitive base pay set based on role, scope, experience, individual performance and internal alignment	Attracts and retains high caliber talent
Annual Incentive Plan (“AIP” or “Bonus”)

Performance-based cash compensation dependent on performance against three key annual financial goals:

EPS (weighted 60%)

OIMP (weighted 20%)

WCE (weighted 20%)

Actual payouts can range from 0% to 200% of target based on annual performance.

The mix of AIP metrics promotes a focus on profitable growth and efficiency. Annual targets are designed to outperform the market for our products.
Performance Share Awards

Performance-based equity compensation dependent on performance against two key long-term financial goals:

EBITDA dollars

(weighted 75%)

Return On Invested Capital

(weighted 25%)

Cumulative three-year performance period.

Actual payout can range from 0% to 200% of target based on three-year performance and continued employment.

The mix of PSA metrics promotes a focus on long-term profitability and strategic investments.

Beginning with the 2025-2027 performance cycle, EBITDA Margin Percent was replaced with EBITDA dollars to reflect our focus on long-term growth.

Stock Options

Performance-based equity compensation, requiring stock price to appreciate from the grant date.

Realized value based on appreciation of stock price at time of exercise relative to grant date price.

Stock options vest in three equal annual installments subject to continued employment, and have a 10-year term.

Promotes long-term growth given historical cyclical nature of our industry by aligning management's interests with shareholders' interests as value is realized when Company Stock price increases over time.

Restricted Stock Units	At-risk, equity-based compensation, with realized value at vesting based on stock price performance. Vests over three years in equal annual installments based on continued employment.	Time-based awards encourage long-term retention and align management's interests with shareholders' interests.

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The pie charts below show each element of 2025 annual target compensation, including the mix of short-term and long-term incentives and the amount of performance-based compensation and variable pay at risk, for the CEO and other NEOs (on average).

Consistent with our compensation philosophy, 89% of our CEO's 2025 total target compensation was variable pay at risk and 71% was performance based.

The “Other NEOs” shown in the chart above and all references to “Other NEOs” pay at risk percentages shown throughout the CD&A exclude one-time equity awards made in connection with a change in position or hiring. In addition, Ms. Phyfer is excluded as she did not receive an annual equity award due to the elimination of her role in January 2025.

2025 Say on Pay Vote and Say on Pay Responsiveness

In 2025, stockholders supported our executive compensation program, with approval by approximately 87% of the votes cast for the Company’s say on pay vote at our 2025 Annual Meeting of Stockholders. Over the last ten years, our stockholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 91% of the votes cast for the Company’s say-on-pay vote at the annual meetings of stockholders from 2016-2025.

Throughout the year, management engages in dialogue with a significant portion of our shareholders on a variety of topics, including our executive compensation program (for more details, see “Shareholder Engagement Program” on page 25). The Committee considers feedback received through these direct discussions with investors in addition to prior “say on pay” results, in reviewing our executive compensation program. In response to the 2024 say on pay vote and feedback received from our shareholders, the Committee implemented the following changes to our 2025 executive compensation program and disclosures:

•
Returned to our standard practice of setting annual incentive plan targets above prior year results;
•
Committed to provide additional details regarding future changes in compensation metrics and related goals;
•
Returned to EBITDA dollars (rather than EBITDA margin) as a primary metric for the 2025-2027 PSAs to better align with our long-term growth strategy; and
•
Did not award increases to target annual or long-term incentive award opportunities for continuing NEOs (Messrs. Fink, Barry, Lee and Ms. Donoghue) or an increase to the CEO's base salary.

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The Committee considered feedback received from shareholders during the course of our regular governance engagement cycle, including the 2025 voting results, and determined based on that feedback that our compensation guiding principles and program design continued to be appropriate and aligned with our strategy and our pay for performance philosophy.

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Philosophy and Process for Awarding NEO Compensation

Philosophy of the Executive Compensation Program

Our executive compensation program is designed to reward NEOs for the achievement of both short-term and long-term financial, strategic and operational goals that support long-term shareholder value creation. The executive compensation program is designed to:

Maintaining Best Practices

The Compensation Committee maintains policies to protect the interests of our shareholders and follows commonly recognized compensation best practices. The chart below summarizes these policies.

What We Do

Pay-for-Performance 71% of Mr. Fink’s and 59% (on average) of all other NEOs’ 2025 annual total target compensation was performance-based compensation.	Independent Compensation Consultant Advises the Compensation Committee on executive compensation matters.
Long-Term Equity Awards A majority of NEO compensation is awarded in the form of long-term equity awards.	Tally Sheets Tally sheets and wealth accumulation analyses are reviewed annually before making compensation decisions.

Double-Trigger in Change in Control

Severance benefits are payable upon a change in control only if there is also a qualifying termination of employment. Equity award agreements also include double-trigger provisions.

Robust Stock Ownership Guidelines

We maintain rigorous stock ownership guidelines for NEOs. Executives are required to hold 50% of net shares from the vesting of PSAs and RSUs until the applicable ownership requirement is met.

Maximum Payouts on Incentives Annual cash incentive awards and PSAs have maximum payout caps.	Executive Sessions The Compensation Committee periodically meets in executive session without the presence of management.

What We Don’t Do

No Employment Contracts NEOs and other executive officers are employees “at will”. The Company does not have employment contracts with any of its NEOs or other executive officers.

No Hedging or Pledging

Directors, NEOs and other executives are prohibited from hedging, pledging or otherwise engaging in derivative transactions designed to offset a decrease or increase in the market value of Company Stock.

No Tax Gross Ups	No Backdating or Repricing of Stock Options

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NEOs and other executive officers are not entitled to tax gross ups in the event of a change in control or for perquisites (other than relocation expenses).

Stock options are never backdated or issued with below-market prices and repricing of underwater stock options without shareholder approval is prohibited (except in the event of certain extraordinary corporate events).

No Excessive Perquisites

Perquisites offered to the NEOs are limited to an executive health program, personal security and cybersecurity privacy protection benefit. The CEO has limited personal use of Company aircraft, subject to reimbursement obligations.

Compensation Committee Decision-Making Process

The graphic below illustrates the annual process, timing, key activities and decisions made by the Compensation Committee relating to executive compensation.

SET ANNUAL COMPENSATION

February - March

•
Reviews CEO and other NEO prior year performance
•
Considers market data, Company and individual performance, retention, and internal pay equity
•
Approves program design and performance metrics and targets
•
Sets total target compensation for each NEO
•
Grants long-term equity awards

APPROVE YEAR-END PAYOUTS January - February • Evaluates year-end financial performance versus performance goals set at the beginning of the performance period	EVALUATE PROGRAMS AND PRACTICES March - December • Evaluates annual say on pay results and shareholder feedback on compensation • Evaluates compensation trends and market practice
• Approves annual incentive plan and PSA payout percentages
•
Reviews executive's stock ownership levels against Company guidelines
•
Evaluates peer group and approves changes (if any)
•
Reviews benefits and perquisites programs
•
Evaluates compensation risk assessment

The Compensation Committee's decision-making process includes consideration of market data, input from the Compensation Committee's independent compensation consultant and recommendations from management. While the Compensation Committee considers the input from its compensation consultant and management in the compensation decision-making process, the Compensation Committee is responsible for determining all elements of our executive compensation program in total, as well as evaluating individual performance, Company-wide performance, internal equity, retention needs and market competitiveness, when making executive compensation-related decisions.

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When reviewing prior year CEO performance, the Board conducts a formal evaluation of his performance against certain financial, operational, business strategy and personal development objectives established at the beginning of each year. Following the CEO evaluation, the Compensation Committee also considers the market data provided by Willis Towers Watson (“WTW”) (described below under 2025 Compensation Peer Group and Market Data) when setting the CEO's compensation elements for the next year. The CEO does not make any recommendation concerning his own compensation.

For all other NEOs, the Compensation Committee, with the CEO's input, evaluates each individual's contributions to the Company's prior year strategic, financial and operational goals established at the beginning of the year. The Compensation Committee reviews the CEO’s recommendations relating to all other NEOs and the market data provided by WTW and then independently sets each of the other NEO’s annual total target compensation and values of each element of compensation.

The Compensation Committee is also responsible for setting our annual incentive and long-term incentive metrics and goals. At the beginning of each year, the Compensation Committee assesses the robustness and rigor of our incentive design, considering the following when setting performance goals:

prior year target performance goals and actual performance against those goals	alignment with our annual operating plan and long-term growth plan to effectively incentivize top-line growth, profitability and efficiency

expected growth rate in the market for our products	performance measures, compensation program designs and performance results at companies in our Peer Group

the likelihood of achieving various levels of Company performance	market risks and external macroeconomic factors for the relevant performance period

Compensation Peer Group and Market Data

The Compensation Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision‑making and to ensure that our executive compensation program supports our recruitment and retention needs. The compensation review process incorporates the use of a defined peer group for assessing the competitiveness of NEO pay levels and practices (the “Peer Group”). The Peer Group included companies that generally fell within a revenue range of 0.5 to 2.5 times the Company and market capitalization range of 0.5 to 4.0 times the Company. The Peer Group includes companies that are aligned with our industry, such as household and building products, and our business strategies, such as companies that reflect a brand-led portfolio and a digital growth focus.

After an annual review of the Peer Group used to make 2024 compensation decisions, the Compensation Committee determined that no changes would be made to the Peer Group for use when making 2025 compensation decisions. The Peer Group used in connection with 2025 compensation decisions was:

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Peer Group

Allegion plc	Pentair plc
A.O. Smith Corporation	Resideo Technologies, Inc.
ADT Inc.	Roper Technologies, Inc.
Church & Dwight Co., Inc.	Snap-On Incorporated
Griffon Corporation	Somnigroup International Inc.
Leggett & Platt, Incorporated	Stanley Black & Decker, Inc.
Lennox International Inc.	The Clorox Company
Masco Corporation	Whirlpool Corporation
Mohawk Industries, Inc.	Xylem Inc.
Newell Brands Inc.	Zurn Elkay Water Solutions Corporation
Owens Corning

The Compensation Committee also considers broader market data in evaluating each element of our NEOs’ compensation. In particular, the Committee reviewed custom industry market data and revenue size adjusted data, from the results of surveys provided by WTW.

Types and Amounts of NEO Compensation Awarded in 2025

NEO Annual Total Target Compensation

The Compensation Committee believes that compensation decisions are complex and require a deliberate review of various factors including each individual executive's performance, experience and tenure, Company performance, peer compensation levels, and external market data. Our objective is to remain competitive and retain high caliber talented executives. The Compensation Committee generally strives to set total target compensation in line with the median market data. However, factors like market competition for a particular skill, the strategic importance of the executive's role, proven performance, experience, tenure, and leadership skills, impact the Compensation Committee's decision as to whether any element of compensation will exceed the median. The Compensation Committee generally believes that increases in long-term equity incentive award values are an effective way to link executive compensation to long-term growth and shareholder value creation, and therefore, tends to reward high performance by increasing annual equity award value. The following chart summarizes annual total target compensation awarded to each NEO in 2025. As noted above, our CEO did not receive an increase in his 2025 annual total target compensation as compared to 2024.

Summary of 2025 NEO Annual Total Target Compensation
Named Executive Officer (1)	2025 Annual Base Salary (2)	2025 Annual Incentive Target Value	2025 Long- Term Incentive Award Target Value (3)	2025 Total Target Compensation	% Increase From 2024 Total Target Compensation

Nicholas I. Fink	$1,275,000	$1,785,000	$8,500,000	$11,560,000	0%
Jonathan Baksht	$800,000	$680,000	$2,000,000	$3,480,000	N/A
John D. Lee	$615,000	$461,250	$1,100,000	$2,176,250	6%
Hiranda S. Donoghue	$575,000	$431,250	$1,075,000	$2,081,250	2%
Kristin E. Papesh	$500,000	$350,000	$900,000	$1,750,000	12%
David V. Barry	$670,000	$569,500	$1,600,000	$2,839,500	2%

(1)
Excluded from this table is Ms. Phyfer who ceased to serve as an executive officer of the Company in January 2025.
(2)
The amounts listed in this column reflect annual base salary in effect as of December 27, 2025.
(3)
Includes the value of the annual target incentive equity awards, expressed as the aggregate grant date fair value of PSAs (at target), stock options and RSUs, as determined using the assumptions found in note 12 to the consolidated financial statement contained in the Company’s Annual Report on Form 10-K for the year ended December 27, 2025 (the “Form 10-K”).

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Base Salary

2024 to 2025 Increases

0% - 12%

Bonus Opportunity

2024 to 2025 Increases

0%

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Base Salary

The Compensation Committee reviews base salaries on an annual basis and considers the following when making adjustments to our NEOs' base salaries:

•
Individual NEO performance, as well as individual experience, skills, leadership qualities and expected future contributions;
•
Company performance;
•
Peer Group and broader market data;
•
Scope of and/or changes to role and responsibilities of each NEO; and
•
Internal equity among the NEOs.

For 2025, the Compensation Committee did not increase Mr. Fink's base salary from his 2024 base salary. The Compensation Committee approved modest annual merit and market increases in base salary in early 2025 for Messrs. Lee and Barry and Mses. Donoghue and Papesh, with increases ranging from approximately 4% to 5%.

In connection with his hiring as Chief Financial Officer in May 2025, the Compensation Committee determined Mr. Baksht's base salary based on market data for the role and his prior experience as a public company chief financial officer. In connection with his appointment to the position of Executive Vice President, Chief Digital and Innovation Officer in July 2025, the Compensation Committee approved an additional increase of 7% to Mr. Lee's base salary. The Compensation Committee determined his base salary based on market data for the role. Below are the 2025 annual base salaries and year-over-year increase for each NEO:

Named Executive Officer	December 27, 2025	% Increase

Nicholas I. Fink	$1,275,000	0%
Jonathan Baksht	$800,000	N/A
John D. Lee	$615,000	12%
Hiranda S. Donoghue	$575,000	5%
Kristin E. Papesh	$500,000	5%
David V. Barry	$670,000	4%

Annual Incentive Award

Each year the Compensation Committee establishes annual cash incentive award targets for each NEO, taking into consideration factors similar to those used to determine base salary increases (as described above).

The Compensation Committee did not award any year-over-year increases to the target bonus opportunity for the CEO or any other NEO. In connection with his hiring, the Compensation Committee set a target annual bonus opportunity of 85% for Mr. Baksht, which was determined based on market data for the role and his prior experience as a public company chief financial officer. The target annual bonus opportunities for each of the NEOs in 2025, reflected as a percentage of base salary, were:

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Named Executive Officer	Target Bonus Opportunity as a Percentage of Base Salary 2025
Nicholas I. Fink	140%
Jonathan Baksht	85%
John D. Lee	75%
Hiranda S. Donoghue	75%
Kristin E. Papesh	70%
David V. Barry	85%

2025 Annual Cash Incentive Plan Financial Metrics and Goals

The 2025 annual incentive plan award was based on the following financial metrics, weighted as follows:

60% EPS	20% OIMP	20% WCE

Performance Measure	Why We Use the Measure	How this Measure Drives Our Strategy
EPS

Achieving EPS targets and showing EPS growth over time illustrates management's success in wisely investing money and making good business decisions.

EPS growth illustrates the ability of management to consistently generate profitable growth.

EPS growth reflects our ability to drive net sales growth, enhance operational efficiency and allocate capital effectively to increase shareholder value.

Rewarding this measure aligns NEO goals with shareholders’ interests and encourages long-term growth.

OIMP	Operating Income Margin Percent is a direct measure of financial and operational health and reflects how efficiently a company turns sales into sustainable profit.

Strong margins are indicators of financial health, drive cash flow and provide optionality during adverse market conditions.

Metrics that reward performance in both positive and negative market conditions help reduce the impact of cyclicality of our business.

WCE

Working capital efficiency represents the resources available to run day-to-day operations and reflects how much working capital a company invests to drive sales and generate profit. Measuring efficiency shows how well the company uses these resources to drive sales.

Utilizing a 13-month average helps ensure that the efficiency has been sustained over a longer time period and mitigates against short-term changes in working capital and net sales.

Changes in this efficiency can greatly affect cash flow and returns. WCE ties to a company’s liquidity and operational efficiency, allowing for investments and long-term growth and shows how much working capital is deployed by the business.

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Key financial measures utilized in our annual incentive plan are measured on a non-GAAP basis. The Committee believes that the use of non-GAAP metrics is necessary because it eliminates non-recurring impacts which may reduce current period performance but furthers long-term growth initiatives. In addition, the use of non-GAAP metrics aligns with market practice. The Committee may make certain adjustments when calculating these results following completion of the performance period, such as for the impact of foreign currency exchange rate fluctuations and other significant unusual and/or infrequent events that do not impact the Company’s ongoing earnings and cash generation including changes in laws, regulations, and accounting principles, actuarial gains/losses related to defined benefit plan accounting, impairment and restructuring related charges/gains and discontinued operations. For 2025, EPS before charges/gains was adjusted to exclude the effect of foreign currency exchange fluctuations.

The Compensation Committee set performance goals for the 2025 annual incentive plan based on the Company's annual operating plan and 2025 expected market growth rate in the market for our products. Our 2025 annual incentive performance EPS, OIMP and WCE targets were set at levels that exceeded our actual 2024 performance reflecting our commitment to rewarding continued improvement. The Compensation Committee established target goals that were designed to be challenging, requiring performance to outperform the market at target, yet are achievable with strong performance. Our 2025 EPS performance exceeded our threshold goal but fell short of our target goal, while our 2025 OIMP and WCE performance both fell below threshold levels, resulting in a below target payout.

The following table sets forth the performance metrics at minimum (0% payout), target (100% payout) and maximum (200% payout), and the weighting of each metric, as approved by the Compensation Committee for the 2025 annual cash incentive award, as well as the Company's actual performance and payout achievement:

Performance Metric	Metric Weight	Threshold Performance (0%)	Target Performance (100%)	Maximum Performance (200%)	Actual Performance	Actual Payout
EPS (1)	60%	$3.56	$4.30	$5.04	$3.63
OIMP	20%	16.5%	17.4%	18.2%	15.8%	14.0%
WCE	20%	23.6%	21.3%	19.3%	23.1%

(1)
EPS actual performance was adjusted to exclude the effect of foreign exchange currency fluctuations. See “Use of Non-GAAP Financial Information in Connection with Incentive Compensation” included in Appendix A for a description of each metric.

Annual Cash Incentive Plan Formula and 2025 Payout

To calculate a potential award amount, the target percentage of salary for each NEO is multiplied by a formula based on performance.

Base Salary at Year End	x	Target Bonus Incentive Opportunity (percentage of base)	x	Performance Achievement (0-200%)	=	Annual Incentive Payout ($)

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The following table sets forth the target bonus amount and the amount actually paid to each NEO under the 2025 annual cash incentive plan awards:

Named Executive Officer	Base Salary for the Year Ended December 27, 2025	Target Annual Incentive Percentage (as a % of base salary)	Actual Achievement (% of target)	Annual Incentive Payout $
Nicholas I. Fink	$1,275,000	140%	14.0%	$249,900
Jonathan Baksht(1)	$800,000	85%	14.0%	$62,861
John D. Lee	$615,000	75%	14.0%	$64,575
Hiranda S. Donoghue	$575,000	75%	14.0%	$60,375
Kristin E. Papesh	$500,000	70%	14.0%	$49,000
David V. Barry(2)	$670,000	85%		$100,517
Fortune Brands			14.0%
Security			21.3%

(1) The annual incentive payout was pro-rated for Mr. Baksht from his date of hire in May 2025.

(2) As Mr. Barry served as the Company's Chief Financial Officer until May 2025, the Compensation Committee determined that 80% of his annual incentive award would be based on the Fortune Brands enterprise-wide metrics and 20% on the Security business unit metrics. The Security business unit metrics included Net Sales Growth versus Market (weighted 10%), Security OIMP (weighted 5%) and Security WCE (weighted 5%). Each goal was established based on the operating plan for the Security business unit and were designed to be challenging, requiring performance to outperform the market at target, yet be achievable with strong performance.

Long-Term Equity Awards

The Compensation Committee believes that equity compensation reinforces a pay-for-performance culture and aligns the interests of management with those of our shareholders. The NEOs 2025 annual equity award consisted of the following equity mix:

LONG-TERM EQUITY MIX

25%
Time-vested
(RSUs)
25%
Stock
Options
50%
Performance
Share Awards
(PSAs)

Each year the Compensation Committee reviews each NEO's target equity award value in comparison to the competitive market data of similar positions and the individual's performance, with the goal of delivering a significant percentage of the NEO’s total direct compensation in the form of long-term equity compensation to link executive compensation to long-term growth and shareholder value creation. As a result, 74% of CEO total direct compensation and 55% of all other NEOs total direct compensation is awarded in the form of long-term equity compensation.

Long-term incentives are designed to align executives' interests with those of shareholders by rewarding them for sustained performance and strategic decision-making that drive the Company's success over time. These awards encourage executives to focus on achieving key milestones and objectives that contribute to the Company's growth and profitability. By investing more in long-term equity incentives rather than base salary or annual incentive compensation, the Compensation Committee has designed a program to motivate executives to deliver growth, ultimately benefiting shareholders and enhancing the Company's overall value.

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The Compensation Committee did not award any year-over-year increases to long-term incentive award values for the CEO or for any of our other NEOs, other than Ms. Papesh, and excluding equity awards granted in connection with a change in role. Ms. Papesh, who was not an NEO during 2024, was awarded an increase in her 2025 long-term incentive award value by 20% in comparison to her 2024 award. The Compensation Committee made this increase Ms. Papesh's long-term incentive award value to bring her long-term compensation more in-line with the median for her role and in recognition for her strong performance in leading the Company's headquarters relocation efforts. In connection with his hiring, Mr. Baksht's 2025 long-term incentive award value based on market data for the role and his prior experience as a public company chief financial officer.

The Compensation Committee believes that competitive compensation ensures that our executives are committed to driving the Company's long-term success and creating significant shareholder value. Below are the target equity award values for 2025 for each NEO:

Named Executive Officer	2025 Target Long-Term Equity Award Value
Nicholas I. Fink	$8,500,000
Jonathan Baksht	$2,000,000
John D. Lee	$1,100,000
Hiranda S. Donoghue	$1,075,000
Kristin E. Papesh	$900,000
David V. Barry	$1,600,000

Awards Made in Connection with a New Role

During 2025, Mr. Barry transitioned from the role of the Company's Chief Financial Officer to a newly-created business unit leader role as President, Security and Connected Products. This new role was established to prioritize the growth of our digital business. To incentivize his long-term performance and retention in this newly created business unit role, the Compensation Committee awarded Mr. Barry additional long-term equity awards, with an aggregate grant value of $500,000, consisting of 50% PSAs, 25% RSUs and 25% stock options. The RSUs and stock options are subject to vesting in three annual installments provided that Mr. Barry remains employed through each applicable vesting date. The PSAs will vest on the third anniversary of the grant date provided that Mr. Barry remains employed through such date and are subject to the same performance goals utilized for all 2025-2027 PSAs awarded.

In connection with Mr. Baksht’s appointment to the position of Executive Vice President and Chief Financial Officer, Mr. Baksht was granted a sign-on restricted stock unit award with a grant date value of $750,000, which award is subject to vesting in three annual installments, provided that Mr. Baksht remains employed through each applicable vesting date. This award was intended to make Mr. Baksht whole for the loss of equity incurred upon leaving his prior employer.

2025-2027 Performance Share Award Grant: The most significant portion (50%) of the NEOs' long-term equity is granted in the form of performance share awards. Performance share awards provide an opportunity to earn long-term incentive compensation based on the achievement of the Company’s three-year cumulative financial and operational results. PSAs awarded to the NEOs in 2025 were awarded to be settled in Company Stock based on the following three-year cumulative performance metrics.

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Performance Measure	Why We Use the Measure	How this Measure Drives Our Strategy
EBITDA

Highlights our ability to generate cash flow from the company's core operations, independent of financing and accounting decisions.

EBITDA shows how well the Company is managing expenses and scaling operations over time through actions like pricing, continue improvement and investment decisions.

Since EBITDA excludes interest, taxes, depreciation, and amortization, it highlights the profitability of the core business model.

EBITDA can be used to evaluate whether strategic initiatives are improving the underlying operations.

ROIC

Indicates how effectively management is managing the capital that shareholders and debt holders have invested.

Utilizing a 3-yr average, incentivizes leadership to balance delivering short-term results with investment decisions that create long-term financial value.

ROIC measures how effectively management turns its invested capital into profits, directly linking strategic decisions to value creation. Allows the Company to determine whether its strategy is generating returns above its cost of capital.

The Compensation Committee selected EBITDA and ROIC as the performance measures applicable to the 2025 PSAs to further align the interests of the NEOs with those of shareholders by incentivizing management to focus on both profitable growth and efficient capital allocation. The change from EBITDA Margin Percent (utilized in 2023 and 2024 performance cycles) to EBITDA was made to reflect the Company's shift from our strategy of focusing on margin improvement to a focus on long-term growth.

Performance targets for each cycle are established by the Compensation Committee and are primarily based on the Company's strategic plan and the expected three-year compound market growth rate. The Committee also considers the Company's historical performance, the historical performance of peer companies and broader market benchmarks, which helps ensure that the Company’s metrics reflect industry standards and reward sustained, long-term financial performance, when establishing targets. The goals were designed to be challenging, but achievable with the strong execution of the Company's long-term strategic plan.

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2023-2025 PSA Payout

89.8%

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Payouts could range from 0% to 200% of the target award based on performance. Under the terms of the PSAs, if the Company fails to achieve the minimum performance threshold, none of the PSAs will vest.

Stock Options: The Compensation Committee believes that stock options are an important part of the equity mix for NEOs because they are performance-based (stock options only have value if our stock price appreciates following the grant date) and motivate long-term focus given the historical cyclical nature of our industry. Stock options allow an NEO to purchase a specific number of shares of Company Stock at a fixed price (i.e., the share price set on the grant date). Stock options generally vest in three equal annual installments, assuming the NEO remains employed through each vesting date, and expire ten years from the grant date.

RSUs: The Compensation Committee believes that RSUs incentivize NEOs to increase shareholder returns and align their interests with the interests of our shareholders. RSUs granted to the NEOs generally vest in three equal annual installments, assuming the NEO remains employed through each annual vesting date. RSUs serve as a long-term retention tool in a cyclical business because the NEO must remain employed with the Company through each of the three annual vesting dates to receive all of the shares. The Compensation Committee believes that RSUs represent at-risk compensation since their value is linked directly to share price.

2023-2025 Performance Share Awards Payout: In 2023, the Compensation Committee awarded NEOs with PSAs to be settled in early 2026 if the Company achieved certain EBITDA Margin Percentage (weighted 75%) and ROIC (weighted 25%) goals during the cumulative performance period from January 1, 2023 through December 31, 2025.

The 2023-2025 PSAs had a 300% maximum payout opportunity designed to incentivize performance during an immense multi-year transformation and reward performance only if the Company's revenue growth exceeded that of the Company peers over the performance period. Our overall three-year performance during 2023-2025 fell short of our target performance goals, resulting in a payout level of 89.8% of target. The threshold, target and maximum goals and the Company’s actual results were as follows:

2023-2025 PSA Target EBITDA Margin Percentage and ROIC Goal and Results
Performance Metric	Metric Weight	Threshold Performance (0%)	Target Performance (100%)	Maximum Performance (200%)	Actual Performance	Actual Payout
EBITDA Margin Percentage(1)	75%	19.0%	20.0%	20.5%	20.03%	89.8%
ROIC	25%	11.8%	13.7%	15.7%	12.2%

(1) See Use of Non-GAAP Financial Information in Connection with Incentive Compensation” included in Appendix A for a description of all adjustments.

Based on the achievement of these results, the NEOs vested in the following number of shares of Company stock pursuant to the terms of the 2023-2025 PSAs:

Named Executive Officer	PSAs
Nicholas I. Fink	58,321
John D. Lee	6,378
Hiranda S. Donoghue	7,289
Kristin E. Papesh	1,838
David V. Barry	9,842

Inflight Performance Share Awards: As of December 27, 2025, two PSA cycles were outstanding. The 2024-2026 performance cycle utilized three-year cumulative EBITDA Margin Percent (weighted 75%) and ROIC (weighted 25%). The 2025-2027 performance cycle utilized three-year cumulative EBITDA (weighted 75%) and ROIC (weighted 25%). Both

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inflight PSA performance cycles utilized our standard 200% maximum payout opportunity. At the conclusion of these outstanding performance cycles, the Company will disclose additional details about the targets and payout calculations.

Other Compensation Arrangements and Benefits

Retirement

All NEOs are eligible for retirement benefits through the Fortune Brands Innovations Retirement Savings Plan (the “Qualified Savings Plan”), a tax-qualified defined contribution 401(k) plan. The Compensation Committee believes that the Qualified Savings Plan benefits are consistent with competitive pay practices and are an important element in attracting and retaining talent in a competitive market.

In addition to the Qualified Savings Plan, the Company provides non-qualified retirement benefits for contributions that would have been made under the tax-qualified plan but for limitations imposed by the Internal Revenue Code (the “Code”). Please see the narratives and the “2025 Nonqualified Deferred Compensation” table on page 66 of this Proxy Statement for further information regarding these retirement benefits.

Severance

The Company has Agreements for the Payment of Benefits Following Termination of Employment (the “Severance Agreements”) with each NEO. Under the terms of the Severance Agreements, each NEO is entitled to severance benefits upon a “qualifying termination of employment” (i.e., termination by the Company without “cause” or by the NEO for “good reason”) or in the event of a qualifying termination of employment following a change in control. In connection with the elimination of her position from the Company, Ms. Phyfer became eligible to receive severance benefits pursuant to the terms of her Severance Agreement.

The Compensation Committee believes that it is appropriate to provide NEOs with the protections afforded under these Severance Agreements and that doing so helps the Company remain competitive with market practices and attract and retain superior talent. The Compensation Committee also believes that these Severance Agreements promote management independence and keep management focused on the Company’s business in the face of any potential change in control events.

All of the Severance Agreements contain “double-trigger” change in control provisions, which means that there must be both a change in control of the Company and a qualifying termination of employment (i.e., termination by the Company without “cause” or by the NEO for “good reason”) before any enhanced benefits can be paid following a change in control. The NEOs are not entitled to any tax gross ups under the Severance Agreements, including those related to the change-in-control related excise taxes imposed under the Code.

See the “2025 Potential Payments Upon Termination or Change in Control” table on page 68 below for further details regarding the Severance Agreements.

Perquisites

The Company provides certain broad-based plans, which are generally available to employees, such as matching on charitable contributions and Company product purchase programs. The Company also provides a limited number of perquisites to all NEOs, including a cybersecurity privacy protection program and an executive health service program that provides medical advocacy and assistance. In 2025, the Company provided Mr. Fink with limited use of Company aircraft for personal use (the costs of which were reimbursed to the Company based on the cost of a first-class airplane ticket for each passenger on a personal flight) and personal security. Personal use of Company aircraft to other executives or board members is generally not permitted; however, in limited emergency circumstances this policy can be waived by the Chief Executive Officer.

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Former Group President Compensation Arrangements

As noted above, in January 2025, Ms. Phyfer’s position as Group President was eliminated and she continued to serve as an advisor until her separation from the Company in July 2025. During her service in 2025, Mr. Phyfer continued to receive her base salary, at the same rate that was in effect in 2024 ($795,000) and she remained eligible to receive a pro-rated annual incentive award, based on her target opportunity of 95% of base salary (the same rate applicable to 2024) and pro-rated for her service during 2025. Ms. Phyfer did not receive an equity award with respect to 2025. In connection with her position elimination, Ms. Phyfer became entitled to severance pursuant to the terms of her Severance Agreement and the Company extended her post-termination exercise period for her outstanding options until July 1, 2026.

Policies

Clawback Policy

The Company maintains a clawback policy that requires the Company recoup erroneously awarded incentive-based compensation received by current and former executive officers following certain financial restatements, and applies to any incentive-based compensation received by a covered executive on or after October 2, 2023. Incentive compensation awarded prior to October 2, 2023 is also subject to clawback based on the terms of the policy in place at that time and any terms and conditions of underlying award agreements.

Executive Stock Ownership Guidelines

The Company maintains stock ownership guidelines for NEOs and other Company executives, which require them to hold a number of shares equal to a multiple of their annual base salary. The ownership guidelines are as follows:

Position	Stock Ownership Level as a Multiple of Base Salary

CEO	6
Officers that report directly to the CEO	3

Executives have five years from the date of hire or date of promotion to acquire the requisite amount of Company Stock and are required to hold 50% of net shares acquired from the vesting of PSAs and RSUs until the ownership guidelines are met. Shares owned directly by an executive, the executive’s spouse, children sharing the same home and any shares held in trust for the benefit of the executive or his/her family, as well as any unvested, time-based RSUs, shares that are held in the Company's employee stock purchase plan, 401(k) plan, or any shares that have been deferred pursuant to the Company’s Deferred Compensation Plan, are counted towards ownership. Stock options and unvested PSAs do not count towards the ownership requirement. All of the NEOs currently meet their applicable multiple threshold or fall within the time period allowed to meet the multiple threshold under the stock ownership guidelines.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 27, 2025.

Compensation Committee

A.D. David Mackay, Chair
Irial Finan
Ann Hackett
Stephanie Pugliese

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2025 Executive Compensation

2025 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen-sation ($)(4)	Change in Pension Value & Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)(5)	Total ($)
	A	B	C	D	E	F	G	H	I
Nicholas I. Fink	2025	1,275,000	0	6,375,002	2,124,998	249,900	0	451,645	10,476,545
Chief Executive Officer	2024	1,269,808	0	6,375,013	2,124,996	1,658,265	0	384,047	11,812,129
	2023	1,239,423	0	6,000,036	1,999,996	1,972,750	0	275,234	11,487,439
Jonathan Baksht	2025	492,308	0	2,249,973	500,007	62,861	0	41,865	3,347,014
Executive Vice President and Chief Financial Officer
John D. Lee	2025	586,327	0	825,025	274,993	64,575	0	116,936	1,867,856
Executive Vice President, Chief Digital and Innovation Officer	2024	544,808	0	824,973	274,992	383,213	0	110,101	2,138,087

Hiranda S. Donoghue	2025	569,712	0	806,259	268,757	60,375	0	114,900	1,820,003
Executive Vice President, Chief Legal Officer & Secretary	2024	544,808	0	806,262	268,747	383,213	0	105,551	2,108,581
	2023	519,712	0	749,982	250,002	478,013	0	78,996	2,076,705
Kristin E. Papesh	2025	494,712	0	675,021	224,992	49,000	0	93,082	1,536,807
Executive Vice President and Chief Human Resources Officer
David V. Barry	2025	664,712	0	1,574,984	524,997	100,517	0	139,141	3,004,351
Former Chief Financial Officer, President, Security and Connected Products	2024	639,808	0	1,199,997	399,998	509,324	0	116,048	2,865,175
	2023	586,769	0	1,012,539	337,498	518,734	0	80,956	2,536,496
Cheri M. Phyfer	2025	434,192	0	0	355,042	52,719	0	801,247	1,643,200
Former Executive Vice President, Group President	2024	788,770	0	1,792,488	597,489	701,627	0	156,278	4,036,652
	2023	756,539	0	1,668,719	556,247	882,275	0	109,604	3,973,384

(1)
Salary: Base salaries shown for all NEOs represent the actual amount paid during the year.
(2)
Stock Awards: The amounts listed in column D for 2025 represent the aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 for RSUs and PSAs granted in 2025. For assumptions used in determining these values, see note 12 to the consolidated financial statements contained in the Company’s Form 10-K.

The amounts included in this column for the PSAs granted during 2025 are calculated based on the probable outcome at the time of the grant, which was that the target performance level would be achieved. Assuming the highest level of achievement was achieved with respect to the 2025 PSAs, the maximum value of the awards as of the grant date would be as follows: Mr. Fink, $8,500,046; Mr. Baksht $2,000,036, Mr. Lee, $1,099,990; Ms. Donoghue, $1,075,012. Ms. Papesh $900,028.; and Mr. Barry, $2,099,934;

(3)
Option Awards: The amounts listed in column E for 2025 reflect the aggregate grant date fair values calculated in accordance with FASB ASC Topic 718 for stock options granted in 2025. The amount for Ms. Phyfer includes $355,042, which represents the incremental fair value incurred in connection with the modification charge of her option awards to extend the post-termination exercise period. For assumptions used in determining these values, see note 12 to the consolidated financial statements contained in the Company’s Form 10-K.
(4)
Non-Equity Incentive Plans: Column F lists amounts earned under the Company's annual cash incentive plan. Please see the CD&A for further details regarding these awards.

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(5)
Perquisites and All Other Compensation: The amounts in column H include the following:
(a)
Matching Contributions and Qualified Non-Elective Contributions to the Qualified Savings Plan. Matching contributions to the Qualified Savings Plan for 2025 were $15,750 for each NEO, except for Mr. Baksht whose contribution was $9,846.
(b)
Profit Sharing Contributions to the Qualified Savings Plan. Profit sharing contributions for 2025 to the Qualified Savings Plan were made to each NEO in the amount of $21,000, except for Mr. Baksht, whose contribution was $14,769 . Ms. Phyfer was not eligible for a contribution as she exited the Company in July 2025.
(c)
Profit Sharing Contributions to Supplemental Plans. The following contributions were made to the Fortune Brands Innovations, Inc. Supplemental Retirement Plan for 2025: Mr. Fink, $271,243; Mr. Baksht, $9,962; Mr. Lee, $65,052;, Ms. Donoghue, $63,307; Ms. Papesh, $47,628, and Mr. Barry, $86,524; These amounts were credited to the executives’ Supplemental Plan accounts in early 2026.
(a)
Other: Included in column H for each NEO are costs associated with the Company’s personal security, executive health service, and cybersecurity privacy protection programs. In 2025, the Company also provided personal security services and benefits, limited use of the Company's aircraft and personal administrative services to Mr. Fink. Included in column H for Mr. Fink in 2025 is the amount of $28,917 for personal security services and benefits. Mr. Fink reimbursed the Company for his personal use of the Company’s aircraft in an amount equivalent to the cost of a first class ticket for each passenger on these flights, the incremental cost of such personal aircraft usage, to the extent not reimbursed, is reflected in column H. The calculation of incremental cost of personal aircraft usage is based on estimated variable costs to the Company, including fuel costs, crew expenses, landing fees and other miscellaneous variable costs. In 2025, the Company’s incremental cost for personal use of Company aircraft not reimbursed by Mr. Fink was $91,995 , which amount is reflected in column H. Additionally, included in column H for Ms. Phyfer in 2025 is the payment of her accrued paid time off balance in connection with her termination of employment in the amount of $59,875.

2025 GRANTS OF PLAN-BASED AWARDS
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Value of Stock and Option
Name and Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(1)
Nicholas I. Fink
(2)	$0	$1,785,000	$3,570,000
2/24/25(3)								97,791	$64.80	$2,124,998
2/24/25(4)							32,497			$2,124,979
2/24/25(5)				0	64,995	129,990				$4,250,023
Jonathan Baksht(6)
(2)	$0	$449,004	$898,008
5/15/25(3)								27,579	$54.66	$500,007
5/15/25(4)							9,190			$499,982
5/15/25(5)				0	18,381	36,762				$1,000,018
5/15/25(3)							13,785			$749,973
John D. Lee
(2)	$0	$461,250	$922,500
2/24/25(3)								12,655	$64.80	$274,993
2/24/25(4)							4,206			$275,030
2/24/25(5)				0	8,411	16,822				$549,995
Hiranda S. Donoghue
(2)	$0	$431,250	$862,500
2/24/25(3)								12,368	$64.80	$268,757
2/24/25(4)							4,110			$268,753
2/24/25(5)				0	8,220	16,440				$537,506
Kristin E. Papesh
(2)	$0	$350,000	$700,000
2/24/25(3)								10,354	$64.80	$224,992
2/24/25(4)							3,441			$225,007
2/24/25(5)				0	6,882	13,764				$450,014
David V. Barry
(2)	$0	$569,500	$1,139,000
2/24/25(3)								18,408	$64.80	$400,006
2/24/25(4)							6,117			$399,991
2/24/25(5)				0	12,234	24,468				$799,981
2/24/25(3)								5,752	$64.80	$124,991
2/24/25(4)							1,912			$125,026
2/24/25(5)				0	3,823	7,646				$249,986
Cheri M. Phyfer
(2)	$0	$376,568	$753,135
1/21/25(7)								99,731		$355,042
(1)
For stock options awarded on February 24, 2025 the grant date fair value was based on the Black-Scholes value of $21.73. For stock options awarded to Mr. Baksht on May 15, 2025, the grant date fair value was based on the Black-Scholes value of $18.13 . The grant date fair value of PSAs and RSUs

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was determined based upon the average of the high and low prices of Company Stock on the grant date $54.405 for Mr. Baksht and $65.39 for the other NEOs. Grant date fair values of PSAs and RSUs are computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see note 12 to the consolidated financial statements contained in the Company’s Form 10-K.
(2)
Amounts in this row reflect the range of potential payments under the annual cash incentive program provided to each of the NEOs. The target payout for Mr. Fink, Mr. Baksht, Mr. Lee, Ms. Donoghue, Ms. Papesh and Mr. Barry is equal to 140%, 85%, 75%, 75%, 70%, and 85%, respectively, of base salary as of December 27, 2025. For Ms. Phyfer, the target payout was equal to 95% of her base salary as of the last day of her employment, which was July 1, 2025. See pages 50-52 of the CD&A for further information regarding annual cash incentive awards.
(3)
This row reflects the number of stock options granted under the Company’s 2022 Long-Term Incentive Plan (the “LTIP”) and the grant date fair value of the stock options on the grant date. The stock options vest ratably in three equal annual installments on February 28 (or the next trading day) in 2026, 2027 and 2028, subject to continued employment through the applicable vesting dates. This row also reflects a one-time grant of stock options to Mr. Barry which will vest ratably in three equal annual installments on February 28 (or the next trading day) in 2026, 2027 and 2028, subject to continued employment through the applicable vesting dates.
(4)
The amounts in this row reflect the number of RSUs that were granted under the LTIP and the grant date fair value of the RSUs on the grant date. The RSUs vest in three equal annual installments, subject to continued employment through the applicable vesting dates. This row also includes a one-time grant of RSUs to Mr. Barry which vests ratably in three equal annual installments on February 28 (or the next trading day) in 2026, 2027 and 2028, subject to continued employment through the applicable vesting dates. This row includes a sign-on equity grant awarded to Mr. Baksht in connection with his appointment as Chief Financial Officer. Mr. Baksht's sign-on RSU grant vests ratably in three equal annual installments on the anniversary of the grant on May 15 in 2026, 2027 and 2028, subject to continued employment through such applicable vesting dates.
(5)
The amounts in this row reflect the range of potential payouts for PSAs that were granted under the LTIP for the 2025-2027 performance period. The performance payout opportunity ranges from 0% to 200% of target subject to attainment of the three-year performance goals. This row also includes a one-time grant of PSAs to Mr. Barry which will vest on the same terms and conditions as the 2025-2027 PSAs.
(6)
The awards granted to Mr. Baksht during 2025 were approved on April 14, 2025 and granted on May 15, 2025.
(7)
The amount listed in this row reflects the number of stock options with the post-termination exercise period extended in connection with Ms. Phyfer's separation and the modification charge associated with the extension of the stock option exercise period on such stock options.

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OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)

Nicholas I. Fink	0	97,791		$64.80	2/24/35	60,964	$3,131,721	117,918	$6,057,448
	27,107	54,217		$79.83	2/26/34
	65,358	32,681		$60.80	3/6/33
	78,184	0		$76.60	2/28/32
	71,056	0		$76.63	2/22/31
	24,784	0		$73.22	12/7/30
	111,463	0		$61.12	2/24/30
	75,977	0		$41.42	3/5/29
	32,074	0		$55.98	2/26/28
	30,930	0		$51.31	2/27/27
Jonathan Baksht	0	27,579		$54.66	5/15/35	22,975	$1,180,226	18,381	$944,232
John D. Lee	0	12,655		$64.80	2/24/35	8,260	$424,316	15,260	$783,906
	3,507	7,017		$79.83	2/26/34
	7,148	3,575		$60.80	3/6/33
	7,764	0		$76.60	2/28/32
	7,336	0		$76.63	2/22/31
	6,196	0		$73.22	12/7/30
	11,600	0		$61.12	2/24/30
	6,848	0		$42.30	2/21/29
	6,949	0		$55.98	2/26/28
	7,029	0		$51.31	2/27/27
Hiranda S. Donoghue	0	12,368		$64.80	2/24/35	7,696	$395,344	14,913	$766,081
	3,428	6,857		$79.83	2/26/34
	8,169	4,086		$60.80	3/6/33
	9,841	0		$76.60	2/28/32
Kristin E. Papesh	0	10,354		$64.80	2/24/35	5,681	$291,833	11,552	$593,426
	2,391	4,785		$79.83	2/26/34
David V. Barry	0	24,160		$64.80	2/24/35	13,177	$676,902	26,019	$1,336,596
	5,102	10,206		$79.83	2/26/34
	11,029	5,515		$60.80	3/6/33
	9,394	0		$53.38	6/29/32
	4,373	0		$76.60	2/28/32
	2,888	0		$76.63	2/22/31
	4,539	0		$61.12	2/24/30
	1,659	0		$42.30	2/21/29
Cheri M. Phyfer	7,621	0		$79.83	7/1/26	0	$0	0	$0
	18,177	0		$60.80	7/1/26
	18,589	0		$76.60	7/1/26
	18,197	0		$76.63	7/1/26
	9,913	0		$73.22	7/1/26
	27,234	0		$61.12	7/1/26
(1)
Each outstanding stock option that was exercisable on December 27, 2025 is listed in this column.

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(2)
Each outstanding stock option that was not yet exercisable on December 27, 2025 is listed in this column. All unvested stock options previously awarded to Ms. Phyfer were forfeited as a result of her separation from the Company. The chart below reflects the number of outstanding stock options that will vest during each of 2026, 2027 and 2028 (assuming each NEO’s continued employment through the applicable vesting date):

	Number of Options Vesting by Year
Name	2026	2027	2028

Nicholas I. Fink	92,385	59,706	32,598
Jonathan Baksht	9,192	9,193	9,194
John D. Lee	11,301	7,727	4,219
Hiranda S. Donoghue	11,636	7,552	4,123
Kristin E. Papesh	5,843	5,844	3,452
David V. Barry	18,670	13,156	8,055
(3)
Each outstanding RSU that had not yet vested as of December 27, 2025 is listed in this column. All unvested RSUs previously awarded to Ms. Phyfer were forfeited as a result of her separation from the Company. The chart below reflects the number of outstanding RSUs that will vest during 2026, 2027 and 2028 (assuming each NEO’s continued employment through the applicable vesting date):

	Number of RSUs Vesting by Year
Name	2026	2027	2028

Nicholas I. Fink	30,478	19,653	10,833
Jonathan Baksht	7,657	7,658	7,660
John D. Lee	4,313	2,544	1,403
Hiranda S. Donoghue	3,839	2,486	1,371
Kristin E. Papesh	2,607	1,926	1,148
David V. Barry	6,162	4,337	2,678

(4)
This column reflects the value of the outstanding RSUs and PSAs that have not yet vested using the December 26, 2025 closing price of the Company Stock of $51.37.
(5)
The amounts reported in this column for PSAs are based on achievement of target performance for the 2025-2027 performance cycle, as performance is measured on a cumulative basis and is not determinable until the end of the three-year performance period. The PSAs vest based on the Company's performance over the three-year performance period and are subject to the NEO's continued employment through the end of the performance period. The description and the footnotes to the table titled "2025 Grants of Plan-Based Awards" on page 58 provide additional details on the PSAs granted in 2025.

	Number of PSA Outstanding By Performance Period
Name	2024-2026	2025-2027
Nicholas I. Fink	52,923	64,995
Jonathan Baksht	0	18,381
John D. Lee	6,849	8,411
Hiranda S. Donoghue	6,693	8,220
Kristin E. Papesh	4,670	6,882
David V. Barry	9,962	16,057

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2025 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($) (2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized Upon Vesting ($)(4)

Nicholas I. Fink	31,314	$462,073	85,773	$4,772,643
Jonathan Baksht	0	$0	0	$0
John D. Lee	0	$0	10,064	$560,240
Hiranda S. Donoghue	0	$0	10,740	$597,785
Kristin E. Papesh	0	$0	3,298	$180,534
David V. Barry	0	$0	15,604	$862,467
Cheri M. Phyfer	0	$0	7,346	$475,433

(1)
This column reflects the number of exercised stock options during 2025, all of which had a ten year term expiring in February 2026.
(2)
This column reflects the difference between the market value of the shares on the date of exercise and the exercise price of the stock options.
(3)
This column reflects the number of RSUs that vested in 2025 which were granted in 2022, 2023 and 2024. It also includes the number of PSAs that vested in 2025.
(4)
This column reflects the value of RSUs and PSAs calculated using the market value of the shares on the applicable vesting dates.

2025 NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)
Nicholas I. Fink	FBIN SERP	$0	$271,243	$118,051	$0	$1,132,416
	WI SERP	$0	N/A	N/A	$0	$87,031
Jonathan Baksht	FBIN SERP	$0	$9,962	N/A	$0	$0
John D. Lee	FBIN SERP	$0	$65,052	$36,051	$0	$228,852
	WI SERP	$0	N/A	N/A	$0	$42,220
	FBIN NQDC	$206,517	N/A	$300,976	$0	$2,002,445
Hiranda S. Donoghue	FBIN SERP	$0	$63,307	$15,645	$0	$110,626
Kristin E. Papesh	FBIN SERP	$0	$47,628	$1,648	$0	$14,301
	FBIN NQDC	$29,129	N/A	$7,580	$0	$60,548
David V. Barry	FBIN SERP	$0	$86,524	$24,419	$0	$169,099
	WI SERP	$0	N/A	N/A	$0	$23,207
Cheri M. Phyfer	FBIN SERP	$0	$0	N/A	$0	$178,099
	WI SERP	$0	N/A	N/A	$0	$183,852

(1)
Amounts listed in this column represent the base salary and bonus amounts that were deferred into the FBIN NQDC.
(2)
Amounts listed in this column were reported as compensation in the last fiscal year in the “All Other Compensation” column of the 2025 Summary Compensation Table.
(3)
No amounts listed in the Aggregate Earnings column were reported in the 2025 Summary Compensation Table.
(4)
No amounts listed in the Aggregate Withdrawals/Distributions column were reported in the 2025 Summary Compensation Table.

Fortune Brands maintains a tax-qualified defined contribution plan (the “Qualified Savings Plan”) and each of our businesses make either a matching contribution, a qualified non-elective contribution or a profit sharing contribution under the Qualified Savings Plan. In 2025, the eligible profit sharing contribution amount was equal to 6% of compensation for each NEO. A portion of the amount of the profit sharing contribution, up to the limitations imposed by the Code, was made to the Qualified Savings Plan. Profit sharing contributions in excess of the limitations imposed by the Code were contributed to the Fortune Brands Supplemental Plan (the “FBIN SERP”) on behalf of each NEO. Messrs. Fink, Lee and Barry and Ms. Phyfer retain accounts under the Water Innovations SERP (“WI SERP”) holding supplemental non-qualified profit sharing contributions made to each of them while they were previously employed by Moen.

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2025 Executive Compensation | 67

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The FBIN SERP and WI SERP profit sharing accounts are held within Fidelity and have the same investment options offered in the FBIN Retirement Savings Plan. The FBIN SERP and WI SERP pay any defined contribution benefits, in the form of a lump sum following termination of employment, subject to any delay required under Section 409A of the Code.

Fortune Brands maintains a non-qualified deferred compensation plan that allows certain highly compensated employees, including our NEOs, to defer receipt of up to 80% of annual cash compensation (salary and bonus) and up to 100% of annual restricted stock unit awards granted (the “FBIN NQDC”). For 2025, Mr. Lee and Ms. Papesh are the only NEOs who elected to defer a portion of their compensation under the FBIN NQDC. Amounts deferred under the FBIN NQDC may be deferred until a specified date, retirement or other termination of employment. Participants who elect to defer compensation under this plan are credited with a rate of return based on the performance of the investment option selected by the participant. Participants who elect to receive payments while employed, may elect to receive their deferred benefits either in the form of a lump sum or in annual payments (with a maximum of 5 annual payments). Participants who elect to receive payments following termination of employment, may elect to receive their deferred benefits either in the form of a lump sum or in annual payments (with a maximum of 15 annual payments).

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2025 Executive Compensation | 68

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2025 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (1)
	By NEO		By Employer
	For Good Reason	Without Good Reason	For Cause	Without (2) Cause	Death	Disability(3)	Retirement	Involuntary Termination (without Cause) or Resignation for Good Reason After Change in Control
Cash Severance
Fink	$6,735,986	$0	$0	$6,735,986	$0	$0	$0	$10,103,979
Baksht	$1,925,372	$0	$0	$1,925,372	$0	$0	$0	$2,567,162
Lee	$1,767,078	$0	$0	$1,767,078	$0	$0	$0	$2,356,104
Donoghue	$1,659,461	$0	$0	$1,659,461	$0	$0	$0	$2,212,614
Papesh	$1,401,567	$0	$0	$1,401,567	$0	$0	$0	$1,868,756
Barry	$2,044,161	$0	$0	$2,044,161	$0	$0	$0	$2,725,548
Health and Related Benefits(4)
Fink	$54,196	$0	$0	$54,196	$1,275,000	$0	$0	$81,294
Baksht	$16,805	$0	$0	$16,805	$800,000	$0	$0	$22,406
Lee	$42,195	$0	$0	$42,195	$615,000	$0	$0	$56,260
Donoghue	$40,523	$0	$0	$40,523	$575,000	$0	$0	$54,031
Papesh	$31,560	$0	$0	$31,560	$500,000	$0	$0	$42,080
Barry	$44,720	$0	$0	$44,720	$670,000	$0	$0	$59,627
Options(5)
Fink	$0	$0	$0	$0	$0	$0	$0	$0
Baksht	$0	$0	$0	$0	$0	$0	$0	$0
Lee	$0	$0	$0	$0	$0	$0	$0	$0
Donoghue	$0	$0	$0	$0	$0	$0	$0	$0
Papesh	$0	$0	$0	$0	$0	$0	$0	$0
Barry	$0	$0	$0	$0	$0	$0	$0	$0
RSUs
Fink	$0	$0	$0	$0	$3,229,972	$1,528,104	$0	$3,229,972
Baksht	$0	$0	$0	$0	$1,197,458	$0	$0	$1,197,458
Lee	$0	$0	$0	$0	$437,828	$217,560	$0	$437,828
Donoghue	$0	$0	$0	$0	$407,729	$192,487	$0	$407,729
Papesh	$0	$0	$0	$0	$299,822	$119,616	$0	$299,822
Barry	$0	$0	$0	$0	$696,702	$276,224	$0	$696,702
Performance Share Awards
Fink	$0	$0	$0	$0	$6,226,172	$2,822,384	$0	$6,226,172
Baksht	$0	$0	$0	$0	$958,018	$0	$0	$958,018
Lee	$0	$0	$0	$0	$805,741	$365,257	$0	$805,741
Donoghue	$0	$0	$0	$0	$787,418	$356,938	$0	$787,418
Papesh	$0	$0	$0	$0	$609,461	$249,051	$0	$609,461
Barry	$0	$0	$0	$0	$1,372,180	$531,273	$0	$1,372,180
Total Potential Payments
Fink	$6,790,182	$0	$0	$6,790,182	$10,731,144	$4,350,488	$0	$19,641,417
Baksht	$1,942,177	$0	$0	$1,942,177	$2,955,476	$0	$0	$4,745,044
Lee	$1,809,273	$0	$0	$1,809,273	$1,858,569	$582,817	$0	$3,655,933
Donoghue	$1,699,984	$0	$0	$1,699,984	$1,770,147	$549,425	$0	$3,461,792
Papesh	$1,433,127	$0	$0	$1,433,127	$1,409,283	$368,667	$0	$2,820,119
Barry	$2,088,881	$0	$0	$2,088,881	$2,738,882	$807,497	$0	$4,854,057
(1)
This table assumes the specified termination events occurred on December 27, 2025. The value of the equity that would have vested or been settled in connection with a termination event or a change in control was determined by using the closing price of Company Stock on December 26, 2025 $51.37 price per share. Mr. Fink will not receive any severance benefits in connection with his upcoming departure from the Company.
(2)
In connection with her separation from the Company, Ms. Phyfer began receiving separation pay under the terms of her Severance Agreement in an aggregate amount equal to approximately $2,383,682 payable over an 18-month period following her separation. In addition, the Company provides

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a monthly COBRA premium subsidy for up to 18 months, with an aggregate value of approximately $41,163. The Company also extended the post-termination exercise period related to her vested stock options until July 1, 2026.
(3)
The amounts reported in this column assume that the executive remains on disability through the full vesting of the award.
(4)
The Health and Related Benefits listed under the “Death” column reflect the incremental value of life insurance benefits.
(5)
The amount reported in the “Disability” column reflect the value of unvested stock options that would have continued to vest according to the normal vesting schedule applicable to the award.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

2025 Executive Compensation | 70

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Termination of Employment and Change in Control Arrangements. To protect the Company’s interests in retaining its top talent, the Company has entered into a Severance Agreement with each NEO. Under the terms of the Severance Agreements, each NEO is entitled to severance benefits upon a qualifying termination of employment (i.e., termination by the Company without “cause” or by the NEO for “good reason,” each as defined in the applicable Severance Agreement). Benefits under the Severance Agreements consist of:

•
an amount equal to a multiple (2 years for Mr. Fink and 1.5 years for all other NEOs) of the NEO’s (1) base salary, (2) target annual cash incentive, plus (3) the amount that would have been required to be allocated to the NEO's account (assuming a maximum employee contribution) for the year immediately preceding the year in which the termination date occurred under the Company's 401(k) plan, including any profit sharing allocation and matching contributions under the applicable tax-qualified and non-qualified defined contributions plans;
•
an additional number of months (twenty-four (24) months in the case of Mr. Fink and eighteen (18) months in the case of all other NEOs) of coverage under health, life and accident plans to the extent allowed under the applicable plan;
•
any unpaid amounts awarded to the NEO as incentive compensation under the annual incentive plan for the year immediately preceding the year in which the termination date occurs; and
•
an amount equal to the annual cash incentive award the NEO would have received based upon actual Company (or applicable business) performance for the calendar year in which the termination date occurs, prorated for the NEO’s service during the year.

Under the terms of the Severance Agreements, the severance benefits described in the first bullet point above are payable to the NEO in regular installments for twenty-four (24) months in the case of Mr. Fink or eighteen (18) months in the case of the other NEOs. The Severance Agreements contain various restrictive covenants, including a one year non-solicitation provision, a non-disparagement provision, and a one year non-competition restriction. The severance benefits are also subject to the NEO's execution and non-revocation of a release of claims in favor of the Company.

The Severance Agreements contain provisions which provide for enhanced benefits in the event of a qualifying termination (i.e., termination by the Company without “cause” or by the NEO for “good reason”) following a change in control. The Severance Agreements contain “double triggers,” which means that there must be both a change in control of the Company and a qualifying termination of employment before any enhanced benefits are paid. In the event Mr. Fink is terminated within 2 years following a change in control, his multiple (and period during which he is entitled to receive life, health, and accident coverage) would increase from 2 years to 3 years. In the event of termination of any of the other NEOs within 2 years following a change in control, the multiple (and period during which the NEOs are entitled to receive life, health, and accident coverage) is increased from 1.5 years to 2 years. The Severance Agreements do not allow for excise tax gross ups on these amounts.

Treatment of Annual Incentive Plan Benefits. The Company's annual incentive plan applicable to NEOs provides that if a participant's employment terminates before the end of the applicable performance period as a result of death, disability, or retirement, the participant will be entitled to receive a pro-rated payout based on actual performance over the performance period.

Treatment of Equity Awards Following Termination of Employment (other than in the event of a Change in Control). If a NEO’s employment terminates with or without cause, all unvested PSAs, RSUs and stock options are forfeited. If a NEO dies, becomes disabled or retires, his or her outstanding equity awards vest or are paid as follows:

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Treatment of Equity in the Event of Death, Disability or Retirement
Event	Performance Share Awards	Restricted Stock Units	Stock Options

Death	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs fully vest.	Unvested stock options fully vest.
Disability(1)	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs continue to vest according to the vesting schedule.	Unvested stock options continue to vest according to the vesting schedule.
Retirement(2)	Shares paid at the end of the performance period based on actual Company performance.	Outstanding RSUs fully vest.	Unvested stock options fully vest.

(1)
The executive must have one year of service from the grant date prior to the date of disability to be entitled to receive the disability treatment listed above.
(2)
The executive must be 55 years of age with 5 years of service and generally must also have one year of service from the grant date prior to the date of retirement to be entitled to receive the retirement treatment listed above. This provision is not generally applicable to retention awards or off-cycle awards granted in prior years.

Treatment of Equity Awards Following a Change in Control and Termination of Employment. In the event a NEO is terminated by the Company without cause or by the NEO for good reason within two (2) years of a change in control (or, in the case of the RSUs and PSAs, prior to the end of the restriction or performance period applicable to such award), his or her equity awards vest or are paid as follows:

Treatment of Equity In the Event of a Termination Following a Change In Control*
Award	Treatment
PSAs	Shares are paid assuming that target performance was achieved.
RSUs	Outstanding RSUs fully vest.
Stock Options	Unvested stock options fully vest.

* The Board has the ability to exercise its discretion to accelerate outstanding awards in the event of a change in control.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

CEO Pay Ratio | 72

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CEO Pay Ratio

The Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the annual total compensation of Mr. Fink, the Company’s CEO. To understand this disclosure, we think it is important to give context to our operations and recent changes in our employee base. Our corporate headquarters are located in Deerfield, Illinois. As of December 27, 2025, approximately 60% of our employees were involved in manufacturing our products at 30 manufacturing facilities and 34 distribution centers and warehouses worldwide. The majority of our manufacturing and assembly plants are located in rural areas while our corporate offices are generally located in urban areas. We strive to create a compensation program that is competitive in terms of both the position and the geographic location in which our employees are located. Accordingly, our pay structures vary amongst employees based on business unit, position and geographic location.

Identification of Median Employee

The CEO pay ratio disclosure rules require companies to identify a median employee only once every three years and to calculate total compensation for that median employee each year, provided that there has not been a significant change to the company’s employee population or employee compensation arrangements. We have determined that, since October 1, 2023 (the date used to identify the 2023 median employee), there have not been any changes in the Company’s employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2025 CEO pay ratio disclosure.

The originally-identified 2023 median employee is no longer an employee of the Company and, as permitted under the SEC executive compensation disclosure rules, we are electing to use another employee, whose 2023 compensation was substantially similar to the original median employee’s 2023 compensation based on the same compensation measure used to select the original median employee. Accordingly, we used October 1, 2023 as the date on which to determine our median employee. As of that date, the Company had approximately 11,570 employees (6,993 in the United States and 4,577 outside of the United States). For purposes of identifying the median employee, we used 2023 taxable year-to-date compensation and applied a de minimis exemption which allowed us to exclude non-US employees in countries that make up 5% or less of our employee population. The Company excluded 281 employees in South Africa and 29 employees in South Korea. After applying these exemptions, the Company used a total of 11,260 employees (6,993 in the United States and 4,267 outside of the United States) to identify the median employee.

Using this methodology, we determined that our median employee was a full-time, hourly employee working for our Moen business in a production role. We then determined the median employee’s 2025 annual total compensation by calculating the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. Under these requirements, the median employee’s 2025 total compensation included base and overtime pay, bonus, matching contributions to the Company’s 401(k), a profit sharing contribution and a change in the year-over-year actuarial value of the employee’s pension benefit.

2025 CEO Pay Ratio

	Total Compensation	CEO Pay Ratio
Nicholas I. Fink	$10,476,545	191:1
Median Employee	$54,815

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Pay Versus Performance | 73

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Pay versus Performance

PAY VERSUS PERFORMANCE
					Value of Initial Fixed $100 Investment Based on:
Year(1)	Summary Compensation Table Total for Fink ($)(2)	Compensation Actually Paid to Fink ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($) (millions) (6)	EPS ($)(7)
2025	$10,476,545	$8,718,168	$2,203,205	$2,487,504	$75.30	$144.40	$298.8	$3.63
2024	$11,812,129	$14,506,117	$2,787,124	$3,321,715	$99.66	$134.60	$471.9	$4.14
2023	$11,487,439	$17,521,908	$2,205,833	$3,014,265	$108.26	$139.43	$404.5	$3.91
2022	$9,599,997	($3,200,386)	$2,576,333	($427,618)	$80.05	$104.01	$686.7	$6.36
2021	$10,170,381	$15,780,518	$3,078,513	$4,880,126	$126.04	$135.53	$772.4	$5.74

(1)
The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:

2025: Nicholas I. Fink served as the Company's PEO for the entirety of 2025. The Company's other NEOs were: Jonathan Baksht, John D. Lee, Hiranda S. Donoghue, Kristin Papesh, David V. Barry and Cheri M. Phyfer.

2024: Nicholas I. Fink served as the Company's PEO for the entirety of 2024. The Company's other NEOs were: David V. Barry, Cheri M. Phyfer, John D. Lee and Hiranda S. Donoghue.

2023: Nicholas I. Fink served as the Company's PEO for the entirety of 2023. The Company's other NEOs were: David V. Barry, Cheri M. Phyfer, Hiranda S. Donoghue, Sheri R. Grissom and Patrick D. Hallinan.

2022: Nicholas I. Fink served as the Company’s PEO for the entirety of 2022 and the Company’s other NEOs were: Patrick D. Hallinan, Cheri M. Phyfer, Sheri R. Grissom, Hiranda S. Donoghue, R. David Banyard, Jr. and Brett E. Finely.

2021: Nicholas I. Fink served as the Company’s PEO for the entirety of 2021, and the Company’s other NEOs were: Patrick D. Hallinan, R. David Banyard, Jr., Cheri M. Phyfer, Brett E. Finley and Robert K. Biggart.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Fink and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than the PEOs for such years.
(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable years. A reconciliation of CAP Adjustments for Mr. Fink and for the average of the other NEOs is set forth following the footnotes to this table.
(4)
Pursuant to SEC rules, the comparison assumes $100 was invested on December 31, 2020 in our Company Stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)
The Company used the S&P 400 Consumer Durables and Apparels Index for its TSR Peer Group. This is the same peer group used for purposes of Company Stock price performance graph in its Annual Report to shareholders for the year ended December 27, 2025.
(6)
Net Income derived in accordance with GAAP for the years 2022, 2021 and 2020 includes Net Income derived from our discontinued operations of our former cabinets segment prior to its separation. The impact of the cabinets separation on Net Income is reflected beginning in 2023.
(7)
For 2025, the Compensation Committee determined that EPS continues to be viewed as a core driver of the Company’s performance and shareholder value creation and, accordingly, EPS was utilized as a component in the Annual Incentive Plan for the NEOs. EPS was calculated on a before charges/gains basis and represents net income derived in accordance with GAAP excluding net charges, adjusted to exclude the effects of foreign currency. EPS for the years 2022, 2021 and 2020 includes earnings per share derived from discontinued operations of our former cabinets segment prior to its separation. The impact of the cabinets separation on EPS is reflected beginning in 2023.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Pay Versus Performance | 74

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

CAP ADJUSTMENTS
Year	Summary Compensation Table Total	(Minus) Aggregate Change in Actuarial Present Value of Accumulated Benefit under Defined Benefit and Actuarial Pension Plans ($)(a)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(b)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(c)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(d)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(e)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(f)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(g)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(h)	Plus Dollar Value of Dividends or Other Earnings Paid on Stock Awards in Fiscal Year and Prior to Vesting Date ($)(i)	Plus Changes in Fair Value to Reflect Excess Fair Value Resulting From Modifications to Stock Option and Stock Awards ($)(j)	Equals Compensation Actually Paid ($)(k)

Nicholas I. Fink
2025	$10,476,545	$—	$—	$8,500,000	$6,155,252	$1,455,045	$—	$(868,674)	$—	$—	$—	$8,718,168
2024	$11,812,129	$—	$—	$8,500,009	$6,979,193	$4,165,397	$—	$49,407	$—	$—	$—	$14,506,117
2023	$11,487,439	$—	$—	$7,923,071	$10,110,614	$3,201,936	$—	$286,927	$—	$358,063	$—	$17,521,908
2022	$9,599,997	$—	$—	$7,149,968	$4,485,181	$(2,656,391)	$—	$(7,752,601)	$—	$273,395	$—	$(3,200,386)
2021	$10,170,381	$—	$—	$6,150,003	$6,425,887	$3,575,673	$—	$1,608,290	$—	$150,290	$—	$15,780,518
Other NEOs (Average)
2025	$2,203,205	$—	$—	$1,320,835	$1,046,456	$221,438	$—	$(110,106)	$388,172	$—	$59,174	$2,487,504
2024	$2,787,124	$—	$—	$1,541,237	$1,265,480	$777,051	$—	$33,297	$—	$—	$—	$3,321,715
2023	$2,205,833	$—	$—	$1,104,268	$1,280,015	$318,312	$251,236	$61,662	$36,211	$37,686	$—	$3,014,265
2022	$2,576,333	$—	$—	$1,549,996	$878,223	$(696,306)	$96,699	$(1,853,880)	$—	$62,643	$58,667	$(427,618)
2021	$3,078,513	$—	$—	$1,639,989	$1,462,788	$1,031,620	$286,563	$616,027	$—	$44,604	$—	$4,880,126

(a)
Represents the aggregate change in the actuarial present value of the NEOs’ accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(b)
Represents the sum of the actuarial present value of the NEOs’ benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, plus the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the indicated fiscal year that are attributed by the benefit formula to services rendered in prior fiscal years, in each case, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(c)
Represents the average aggregate grant date fair value of the option awards and stock awards granted to the reported NEOs during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(d)
Represents the average aggregate fair value as of the indicated fiscal year-end of the reported NEOs’ outstanding and unvested option awards and stock awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the reported NEOs as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(f)
Represents the average aggregate fair value at vesting of the option awards and stock awards that were granted to the reported NEOs and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(i)
Represents the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. Beginning in 2024, dividend equivalents are not reported in this column to the extent that such dividends or dividend equivalents are reflected in the fair value of such awards as of the applicable measurement date.

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Pay Versus Performance | 75

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

(j)
Represents the excess fair value, if any, of modified option awards and stock awards over the fair value of the original awards as of the modification. For 2022, reflects the incremental fair value associated with the modification of Mr. Finley's outstanding option awards to extend the post-termination exercise period. For 2025, reflects the incremental fair value associated with the modification of Ms. Phyfer's outstanding option awards to extend the post-termination exercise period.
(k)
Represents the average Total Compensation as reported in the Summary Compensation Table for the reported Named Executive Officers in the indicated fiscal year.

Relationship Between Pay and Performance

$20,000
$15,000
$10,000
$5,000
$0
($5,000)
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$154.73
$118.74
$139.43
$134.60
$144.40
$126.04
$80.05
$108.26
$99.66
$75.30
2021
2022
2023
2024
2025
CAP PEO (000s)
CAP Avg NEOs (000s)
FBIN TSR
Peer Group TSR

The following is a list of financial performance measures, which we believe represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2025. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program, including the Annual Incentive Plan and 2025 PSAs.

•
EPS
•
OIMP
•
WCE
•
EBITDA dollars
•
ROIC

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Polices and Practices Related to the Timing of Grants | 76

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meeting in February of each year as part of the annual compensation review and after results for the preceding fiscal year become available. Because the Compensation Committee’s regular meeting schedule is determined approximately two years in advance, the proximity of any awards to other significant corporate events is coincidental. In addition, the Compensation Committee may make grants at any time during the year which it deems appropriate, including with respect to new hires, promotions or role transitions. We attempt to make equity awards during periods when we do not have material non-public information (“MNPI”) that could impact our stock price and we do not time the release of MNPI based on equity grant dates.

The Compensation Committee has established a pool of shares from which the Chief Executive Officer is authorized to make discretionary equity awards to any employee of the Company, other than “covered employees,” officers, directors of other persons subject to Section 16 of the Exchange Act. The Company's practice is to make such awards on a quarterly basis approximately two weeks following the Company's quarterly earnings announcement.

During 2025, the annual stock option grant was made to our NEOs during the period beginning four business days before the filing or furnishing of a periodic report or current report and ending one business day after the filing or furnishing of any such report with the SEC. With regard to Mr. Baksht's sign-on equity award, the Compensation Committee approved the award on April 14, 2025 with a May 15, 2025 grant date. Information about these awards and the percentage change in market price following these grants is set forth below:

Name	Grant Date (1)	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award

Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information

Nicholas I. Fink	2/24/2025	97,791	$64.80	$2,124,998	1.6049%
Jonathan Baksht	5/15/2025	27,579	$54.66	$500,007	(3.1538%)
John D. Lee	2/24/2025	12,655	$64.80	$274,993	1.6049%
Hiranda S. Donoghue	2/24/2025	12,368	$64.80	$268,757	1.6049%
Kristin E. Papesh	2/24/2025	10,354	$64.80	$224,992	1.6049%
David V. Barry	2/24/2025	24,160	$64.80	$524,997	1.6049%

(1) The Company’s Annual Report on Form 10-K for the period ended December 28, 2024 was filed on February 25, 2025, with the Company’s press release announcing the Company’s financial results for the same period released on February 6, 2025. In addition, the Company filed a Current Report on Form 8-K on May 14, 2025 announcing the appointment of Mr. Foley to the Board.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Equity Compensation Plan Information| 77

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (2)
Equity compensation plans approved by security holders	3,715,162	62.52	3,246,505
Equity compensation plans not approved by security holders	0	n/a	0
Total	3,715,162	62.52	3,246,505
(1)
As of December 27, 2025, the number of securities includes 2,125,294 shares to be issued upon the exercise of outstanding stock options, 1,040,098 shares to be issued upon the payment of performance shares (assuming maximum performance) and 549,770 shares to be issued upon the vesting of restricted stock unit awards.
(2)
Shares available for issuance under the Company’s Long-Term Incentive Plan, which allows for grants of stock options, performance stock awards, restricted stock awards and other stock-based awards.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Audit Committee Matters | 78

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Audit Committee Matters

Report of the Audit Committee

The Audit Committee is composed of five directors who are “independent” as defined under the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board. A copy of the Audit Committee charter is available on the Company’s website at https://ir.fbin.com/committees-and-charters.

The Audit Committee is responsible for the selection, retention, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2026.

The Audit Committee annually evaluates the independent registered public accounting firm’s qualifications, performance and independence when assessing whether or not to continue to retain or change accounting firms. Factors such as independence, industry knowledge, communication and fees are considered. A performance survey is completed by the Company at the end of each year to evaluate performance of the independent registered public accounting firm in multiple areas including quality of services, sufficiency of audit firm resources, communication and interaction as well as independence, objectivity and professional skepticism. Results are shared with the Audit Committee. Additionally, the independent registered public accounting firm presents to the Audit Committee at the beginning of each year a commitment letter outlining specific areas of focus for continued high quality client service. Each year the independent registered public accounting firm presents a self-assessment against those commitments which is reviewed and discussed during the Audit Committee meeting.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and the Company’s quarterly and annual reports to the SEC with management and the independent registered public accounting firm. Management has confirmed to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent registered public accounting firm and discussed the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The independent registered public accounting firm has provided an unqualified opinion regarding the Company’s financial statements for the year ended December 27, 2025.

The Company’s independent registered public accounting firm has also provided the Audit Committee with the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has also reviewed non-audit services provided by the independent registered public accounting firm and has considered the compatibility of these services with maintaining the auditor’s independence.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Audit Committee Matters | 79

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Based upon the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2025 for filing with the SEC.

Audit Committee
Irial Finan, Chair
Amee Chande
Brendan Foley
Jeffery Perry
Stephanie Pugliese

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Audit Committee Matters | 80

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Fees of Independent Registered Public Accounting Firm

PwC served as the Company’s independent registered public accounting firm during the year ended December 27, 2025. All PwC services were approved in advance by the Audit Committee. The aggregate fees billed by PwC during 2024 and 2025 are set forth in the table below:

Type of Fee	Year Ended December 27, 2025	Year Ended December 28, 2024

Audit Fees(1)	$5,870,000	$5,893,000
Audit-Related Fees	$-	$-
Tax Fees(2)	$669,000	$1,073,000
All Other Fees(3)	$2,000	$3,000

(1)
For both 2024 and 2025, “Audit Fees” represent the aggregate fees for audit services performed by PwC in connection with the audit of the Company’s annual financial statements in its SEC Form 10-K filing and the review of the Company’s quarterly financial information included in its Form 10-Q filings and for audit services performed over statutory reporting, and comfort letters. For 2024, fees included purchase accounting services relating to the acquisition of Springwell.
(2)
For both 2024 and 2025, “Tax Fees” included fees related to tax compliance, domestic and international tax consulting, customs and transfer pricing services.
(3)
For both 2024 and 2025, fees for advisory services related to licensing an accounting research tool are included.

Approval of Audit and Non-Audit Services

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or the Chair of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chair of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees for 2025 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm | 81

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

After evaluating PwC’s prior year performance, the Audit Committee appointed PwC as our independent registered public accounting firm for the year ending December 26, 2026. The Committee has retained PwC as the Company’s independent registered public accounting firm since 2011 and believes that the continued retention of PwC is in the best interest of the Company and its shareholders. Therefore, the Audit Committee and the Board recommend that you ratify this appointment.

A representative of PwC will attend the Annual Meeting to make a statement if he or she desires and respond to appropriate questions that may be asked by shareholders. In the event the shareholders fail to ratify the appointment of PwC, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.

The Board of Directors and the Audit Committee recommend that you vote FOR Proposal 2.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation | 82

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with a vote to approve the compensation of the named executive officers as disclosed in this Proxy Statement, on an advisory, non-binding basis, which is commonly referred to as a “Say on Pay” vote. The Board has decided the advisory vote on executive compensation will be held on an annual basis until the next non-binding shareholder vote on the frequency of the advisory vote, which will occur at the 2030 Annual Meeting of Shareholders. Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the results of the vote and consider the results when making future decisions regarding executive compensation.

The Company’s compensation programs and practices are designed to pay for performance and align management’s interests with those of the Company’s shareholders while attracting, motivating and retaining superior talent to lead our Company. Our executive compensation programs are designed to reward executives for the achievement of both short-term and long-term strategic and operational goals, as well as the creation of shareholder value. To accomplish this, the Compensation Committee has designed an executive compensation program that:

The Company asks that you indicate your approval of the compensation paid to our named executive officers, as described in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” which includes the compensation tables and narratives. For the reasons discussed above, the Board intends to introduce the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting under the headings “Compensation Discussion and Analysis” and “Executive Compensation,” including the compensation tables and their accompanying narrative discussion, is approved.”

The Board of Directors recommends that you vote FOR Proposal 3.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proposal 4 – Reduce Supermajority Voting Requirements| 83

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Proposal 4 – Eliminate Supermajority Voting Requirements

Background

At our 2025 Annual Meeting, our shareholders approved a non-binding, advisory shareholder proposal seeking to eliminate the supermajority requirements in our governing documents. Our Board and our Nominating and Governance Committee carefully considered the voting results for the shareholder proposal noting broad shareholder support for eliminating supermajority voting requirements. After thoughtful consideration, our Board (acting on the recommendation of our Nominating and Governance Committee) has determined that it is in the best interests of the Company and its stockholders to amend and restate the Certificate to eliminate the supermajority voting requirements contained in the Certificate.

Proposed Amended & Restated Certificate of Incorporation

The Certificate requires the affirmative vote of the holders of at least 75% of the voting power of the Company's outstanding shares entitled to vote, voting together as a single class (a “Supermajority Vote”), to amend the Certificate in full or to amend, repeal, or adopt the following provisions contained in the Certificate:

•
Board of Directors (Article V)
•
Bylaws (Article VI)
•
Stockholder Action by Written Consent; Special Meetings and Advance Notice (Article VII)
•
Amendment and Forum provisions (Article IX)

The Board has unanimously approved, and recommends that stockholders vote in favor of approving, an Amended and Restated Certificate of Incorporation (the “A&R Certificate”) to remove all supermajority vote provisions contained in the Certificate and replace such provisions with the default voting standards required under the Delaware General Corporation Law (the “DGCL“). In most cases, the default voting standards generally require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of the Company.

The text of the proposed A&R Certificate, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix B. This summary is qualified in its entirety by reference to Appendix B.

Effect of the Vote

If shareholders approve this proposal with the requisite Supermajority Vote, these changes will become effective once the Company files the A&R Certificate with the Delaware Secretary of State. In addition, our Board has approved a corresponding amendment to Section 6.1 of the Bylaws to eliminate the supermajority vote requirement for shareholders to amend the Bylaws and replace such provision with the default voting standards under the DGCL. The effectiveness of such Bylaw amendment is contingent upon the effectiveness of approval of the A&R Certificate contemplated by this Proposal 4. Our Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proposal 4 – Reduce Supermajority Voting Requirements Continued | 84

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Partial Stockholder Approval of Recommended Certificate Amendments

We are submitting, and the Board unanimously recommends that you vote “FOR”, two separate proposals to amend the Certificate: Proposal 4 to eliminate supermajority voting requirements and Proposal 5 to declassify the Board. If both Board-recommended Certificate amendment proposals are approved by our stockholders, all of the changes contained in the proposed A&R Certificate attached to this Proxy Statement as Appendix B will be made. However, approval of each Board-recommended Certificate amendment proposal is not contingent on approval of the other, and if only one, but not both, of the Board-recommended Certificate amendment proposals are approved by our stockholders, amendments to our Certificate contained in Appendix B will be made as follows:

•
Amendment to Article V, Sections 5.2 and 5.3, will be made as set forth in Appendix B only if Proposal 5 is approved by our stockholders;
•
Amendment to Article VI will be made as set forth in Appendix B only if Proposal 4 is approved by our stockholders; and
•
Amendment to Article IX, Section 9.2, will be made as set forth in Appendix B only if Proposal 4 is approved by our stockholders.

The Board of Directors recommends that you vote FOR Proposal 4

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proposal 5 - Declassify the Board of Directors | 85

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Proposal 5 – Declassify the Board of Directors

Background

Currently, the Certificate provides for a staggered Board, divided into three classes of directors, with each class elected for a three-year term. After considering the advantages and disadvantages of declassification, including input from our shareholders, the Board (acting on the recommendation of our Nominating and Governance Committee) has determined that it is in the best interests of the Company and its shareholders to amend the Certificate to declassify the Board over the next three years. This will result in a fully declassified Board by the 2029 Annual Meeting of Shareholders.

Proposed Amended & Restated Certificate of Incorporation

The proposed amendment to the Certificate would eliminate the classification of the Board over a three-year period and provide for the annual election of all directors beginning at the 2029 Annual Meeting of Shareholders (the “2029 Annual Meeting”). Board declassification would be phased in over a three-year period, beginning at the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”), as follows:

•
Nominees at this Annual Meeting will be elected to serve a three-year term ending at the 2029 Annual Meeting.
•
Directors whose terms end at the 2027 Annual Meeting will continue to serve until that meeting. At the 2027 Annual Meeting, they will be elected for one-year terms ending at the 2028 Annual Meeting of Shareholders (the “2028 Annual Meeting”).
•
Directors whose terms end at the 2028 Annual Meeting will continue to serve until that meeting. At the 2028 Annual Meeting, they will be elected for one-year terms ending at the 2029 Annual Meeting.
•
At the 2029 Annual Meeting, all nominees presented for election to the Board will be elected to one-year terms.

Beginning with the 2029 Annual Meeting, all directors will stand for election at each annual meeting of shareholders for a one-year term expiring at the subsequent annual meeting of shareholders. The proposed amendment does not change the present number of directors or the Board's authority to change that number and to fill any vacancies or newly created directorships. While the declassification of our Board is being phased in, any director selected to fill a vacancy on the Board will serve for the same term as the remainder of the class to which the director is elected.

Because our Board of Directors is currently classified, the Certificate provides that directors may be removed only for cause, consistent with Delaware law. The proposed amendment provides that, once the Board is fully declassified as of the 2029 Annual Meeting of Shareholders, directors may be removed with or without cause. Before that time, directors serving in a class elected at any annual meeting held from 2024 through 2026 may be removed only for cause. Directors elected for a one-year term at each annual meeting between 2027 through 2028 may be removed with or without cause.

The Board has unanimously approved, and recommends that stockholders vote in favor of approving, the A&R Certificate to eliminate the classification of the Board contained in the Certificate.

The text of the proposed A&R Certificate, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix B (subject to revision as described above under “Proposal 4 – Eliminate Supermajority Voting Requirements” if our stockholders approve only one of the Certificate amendment proposals recommended by the Board in this Proxy Statement). This summary is qualified in its entirety by reference to Appendix B.

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proposal 5 - Declassify the Board of Directors | 86

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Effect of the Vote

If shareholders approve this proposal with the requisite Supermajority Vote, these changes will become effective once the Company files the A&R Certificate with the Delaware Secretary of State.

The Board of Directors recommends that you vote FOR Proposal 5

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proposal 6 - Shareholder Proposal | 87

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Proposal 6 - Shareholder Proposal to Elect Each Director Annually

Mr. John Chevedden has advised the Company that he intends to present the following shareholder proposal at the Annual Meeting. The address and stock ownership information for Mr. Chevedden is available upon request to the Secretary of the Company.

The text of the shareholder proposal and supporting statement appear exactly as received by the Company. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent and, as a result, the Company is not responsible for any inaccuracies the proposal or statement may contain. The shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

Proposal 6 - Elect Each Director Annually

RESOLVED, shareholders ask that our Company take each step necessary to reorganize the Board of Directors in order that each director stands for election at each annual meeting.

Although our management can adopt this proposal topic in one-year and one-year implementation is a best practice, this proposal allows the option to phase it in.

Electing all directors annually provides shareholders with the opportunity to evaluate the entire board's performance every year, rather than just a fraction of it. This frequent evaluation gives shareholders more leverage, particularly if management is underperforming or making controversial decisions, such as approving excessive executive pay.

Majority voting in annual elections makes directors more accountable to shareholders instead of each other, in contrast to the less rigorous process that can occur in uncontested staggered elections. Annual elections make it more difficult for poorly performing or ineffective directors to remain in their positions, as they cannot simply rely on 3-year terms for protection.

Annual election of each director promotes new leadership and fresh ideas, preventing a “fraternal atmosphere” that can favor the interests of management over those of shareholders. Annual elections pressure directors to perform well and stay actively engaged in their roles to retain their seats.

The need to be re-evaluated each year encourages directors to be more responsive to shareholder concerns and demands. Competitive and meaningful director elections are considered a core element of good corporate governance, leading to a more vigilant and effective board.

Please vote yes:

Elect Each Director Annually - Proposal 6

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Proposal 6 - Shareholder Proposal | 88

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Board of Directors’ Statement on Proposal 6

The Board has considered the shareholder proposal requesting declassification of our Board in favor of annual director elections. The Board regularly reviews whether it believes the classified Board structure is in the best interests of the Company and its shareholders in light of the relevant facts and circumstances. Although we disagree with some of the opinions in the proposal's supporting statement, the Board considers this advisory vote to be an opportunity for our shareholders to express their view on this topic without the influence of the Board's recommendation. As such, the Board has decided to make no voting recommendation on Proposal 6.

Shareholders should note that a vote in favor of this proposal is advisory and would not effectuate the annual election of directors. To declassify the Board, the Board would need to recommend the approval of an amendment to our Amended and Restated Certificate of Incorporation at a subsequent meeting of shareholders, which would currently need shareholder approval by at least 75% of the voting power of the outstanding shares entitled to vote, voting together as a single class. Therefore, a vote in favor of this proposal constitutes a recommendation that the Board initiate this amendment process.

The Board has included in this proxy statement a proposal to declassify the Board, pursuant to which all directors would be up for election at the 2029 Annual Meeting and has submitted such amendment to the Certificate for approval of the shareholders of the Company under Proposal 5.

The Board of Directors makes no voting recommendation with respect to Proposal 6

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Certain Information Regarding Security Holdings | 89

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Certain Information Regarding Security Holdings

We have listed below, as of March 16, 2026 (except as otherwise indicated), the beneficial ownership of Company Stock by (a) each currently-serving director, (b) the currently-serving named executive officers, (c) the currently-serving directors and executive officers of the Company as a group, and (d) each person known by us to be the beneficial owner of more than five percent of our outstanding Company Stock. The table is based on information we received from the directors and executive officers, the Trustee of our defined contribution plan and filings made with the SEC.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

The Vanguard Group (2)	12,387,513	10.34%
BlackRock, Inc. (3)	10,948,721	9.14%
Harris Associates LP (4)	7,581,775	6.33%
Orbis Investment Management Ltd. (5)	7,272,289	6.07%
BlackRock Portfolio Management LLC (6)	6,883,936	5.74%
David Barry (7)	[**]	*
Amee Chande	7,562	*
Hiranda S. Donoghue	51,456	*
Irial Finan (8)	22,405	*
Brendan Foley	2,534	*
Ed Garden (9)	3,527,608	2.90%
Ashley George (10)	18,126	*
Ann F. Hackett (11)	37,740	*
Susan S. Kilsby	23,186	*
John D. Lee	113,904	*
A. D. David Mackay	25,318	*
Kristin E. Papesh	11,872	*
Jeffery S. Perry	10,903	*
Stephanie L. Pugliese (12)	8,032	*
Directors and executive officers as a group (15 persons) (13)	[**]	3.29%

* Less than 1%

** Subject to completion

(1)
Includes the following number of shares with respect to which the NEOs have the right to acquire beneficial ownership within 60 days after March 16, 2026:

FORTUNE BRANDS INNOVATIONS • 2026 PROXY STATEMENT

Certain Information Regarding Security Holdings | 90

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

Named Executive Officer	Number of Shares
David Barry	57,654
Hiranda S. Donoghue	33,074
Ashley George	13,014
John D. Lee	75,678
Kristin E. Papesh	8,234

(2)
In a report filed by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed on February 13, 2024, Vanguard disclosed that as of December 29, 2024, it and its wholly owned subsidiaries specified therein had sole voting power over no shares, shared voting power over 81,835 shares, sole dispositive power over 12,105451 shares, and shared dispositive power over 282,062 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)
In a report filed by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed on July 17, 2025, BlackRock disclosed that as of June 30, 2025, it and its subsidiaries had sole voting power over 10,576,155 shares, shared voting power over no shares, sole dispositive power over 10,948,721 shares, and shared dispositive power over no shares. The principal business address of BlackRock, Inc., is 50 Hudson Yards, New York, New York, 10001.
(4)
In a report filed by Harris Associates L.P. and Harris Associates, Inc. (collectively, “Harris”) on Schedule 13G/A filed on August 14, 2025, Harris disclosed that as of June 30, 2025, it had sole voting power over 7,207,734 shares, shared voting power over no shares, sole dispositive power over 7,581,775 shares, and shared dispositive power over no shares. The principal business address of Harris is 111 South Wacker Drive Suite 4600, Chicago, IL 60606.
(5)
In a report filed by Orbis Investment Management Ltd. (“Orbis”) on Schedule 13G/A filed on February 17, 2026, Orbis disclosed that as of December 31, 2025, it had sole voting power over 7,263,277 shares, shared voting power over no shares, sole dispositive power over 7,263,277 shares, and shared dispositive power over no shares. The principal business address of Orbis is 25 Front Street, Hamilton, Bermuda HM11.
(6)
In a report filed by BlackRock Portfolio Management LLC (“BlackRock Portfolio”) on Schedule 13G filed on January 21, 2026, BlackRock Portfolio disclosed that as of December 31, 2025, certain business units of BlackRock and its subsidiaries and affiliates had sole voting power over 6,747,107 shares, shared voting power over no shares, sole dispositive power over 6,883,936 shares, and shared dispositive power over no shares. The principal business address of BlackRock Portfolio is 50 Hudson Yards, New York, New York, 10001.
(7)
Mr. Barry was appointed the Company’s Chief Executive Officer of the Company on an interim basis, effective March 16, 2026.
(8)
Includes 13,768 shares which Mr. Finan has deferred until the January following the year in which he ceases to be a member of the Board pursuant to the Non-Employee Director Compensation Plan.
(9)
Includes 34,815 shares which Ms. Hackett has deferred until the January following the year in which she ceases to be a member of the Board pursuant to the Non-Employee Director Deferred Compensation Plan.
(10)
Mr. Garden was appointed to the Board as a Class I director effective as of March 16, 2026. Reflects securities held directly by GI SPV II L.P. (“GI SPV II”) and Green 73 LLC. GI SPV II is the manager of Green 73 LLC. Mr. Garden is the sole member of Garden Investment Management GP, LLC, which serves as the general partner of Garden Investment Management, L.P., which serves as the management company for GI SPV II. Accordingly, Mr. Garden may be deemed to indirectly beneficially own (as that term is defined in Rule 16a-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) the securities of the Issuer beneficially owned by GI SPV II. Mr. Garden disclaims beneficial ownership of such securities except to the extent of his pecuniary interests therein, and this report shall not be deemed an admission that Mr. Garden is the beneficial owner of such securities for purposes of Section 16 of the Exchange Act or for any other purpose.
(11)
Ms. George was appointed the Company’s Chief Financial Officer on an interim basis, effective March 16, 2026.
(12)
Includes 2,925 shares which Ms. Pugliese has deferred until the January following the year in which she ceases to be a member of the Board pursuant to the Non-Employee Director Deferred Compensation Plan.
(13)
The table includes 199,628 shares of which our directors and executive officers as of March 16, 2026, as a group, had the right to acquire beneficial ownership within 60 days after March 16, 2026. Inclusion of such shares does not constitute an admission by any director or executive officer that such person is the beneficial owner of such shares.

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Frequently Asked Questions

Why did I receive these materials?

This Proxy Statement describes the matters on which you, as a shareholder, are entitled to vote at the Company’s Annual Meeting and gives you the information that you need to make an informed decision on these matters.

What is the difference between being a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with EQ Shareholder Services, the Company’s transfer agent, you are the “shareholder of record.” If your shares are held in an account by a bank, broker or other nominee, you hold your shares in “street name” and are a “beneficial owner” of those shares. The majority of shareholders are beneficial owners. For such shares, a bank, broker or other nominee is considered the shareholder of record for purposes of voting at the Annual Meeting. Beneficial owners have the right to direct their bank, broker or other nominee on how to vote the shares held in their account by using the voting instructions provided by the bank, broker or other nominee.

Who is entitled to vote?

Only shareholders who owned Company Stock of record at the close of business on March 9, 2026 (the “record date”) are entitled to vote. Each holder of Company Stock is entitled to one vote per share. There were 119,844,456 shares of Company Stock outstanding on the record date.

Who can attend the Annual Meeting?

Only shareholders who owned Company Stock as of the close of business on the record date, or their authorized representatives, may attend the Annual Meeting. For security reasons, all shareholders must pre-register to attend the Annual Meeting. To pre-register, please contact us by email at annualmeeting@fbin.com and provide your name, address, telephone number and indicate that you plan to attend the Annual Meeting. We will respond to all pre-registration requests and will maintain a list of verified shareholders at the Annual Meeting. Annual Meeting pre-registration requests must be received by the end of business on Thursday, April 30, 2026. At the lobby entrance to the building, shareholders will be asked to present valid photo identification to determine stock ownership as of the record date. If you are acting as a proxy, you will need to submit a valid written legal proxy signed by the owner of the Company Stock. You must bring such evidence with you to be admitted to the Annual Meeting.

How do I vote?

If you received a Notice in the mail, you can either vote by (i) Internet (www.proxyvote.com) or (ii) in person at the Annual Meeting. Voting instructions are provided on the Notice. You may also request to receive printed proxy materials in the mail.

Shareholders who received printed proxy materials in the mail can vote by (i) filling out the proxy card and returning it in the postage paid return envelope, (ii) telephone (800-690-6903), (iii) Internet (www.proxyvote.com), or (iv) in person at the Annual Meeting. Voting instructions are provided on the proxy card or instruction card, as applicable.

Shareholders who received proxy materials electronically can vote by (i) Internet (www.proxyvote.com), (ii) telephone (800-690-6903), or (iii) in person at the Annual Meeting. The cut off for voting by Internet or telephone is 11:59 p.m. (Eastern) on the day before the Annual Meeting.

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If you are a beneficial owner of our shares, you must vote by giving instructions to your bank, broker or other nominee or you may vote electronically during the Annual Meeting. You should follow the voting instructions on the form that you receive from your bank, broker or other nominee, which will include details on available voting methods. A shareholder has the right to appoint a person or entity (who need not be a shareholder) to attend and act for them on their behalf at the meeting other than the persons named in the enclosed instrument of Proxy. To be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker or other nominee in advance and present it to the Inspector of Election with your completed ballot at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described above and in the proxy materials distributed to you in connection with the Annual Meeting.

Shareholders may be contacted by Kingsdale Advisors to assist in conveniently voting their Company Stock directly by telephone. Fortune Brands may also utilize the Broadridge QuickVote™ service to assist such shareholders with voting of their Company Stock. Shareholders may contact Kingsdale Advisors, the Company's strategic advisor and proxy solicitor, by telephone at 1-855-682-2023 (toll free in North America) or 1-646-491-9094 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com. Shareholders may also contact the Company’s proxy solicitor, Innisfree. Shareholders may call toll-free at 1-877-456-3442. Banks and brokers may call 1-212-750-5833.

How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. If any matter is properly presented other than the six proposals described above, the persons named in the enclosed proxy card or, if applicable, their substitutes, will have discretion to vote your shares in their best judgment.

What if I don’t mark the boxes on my proxy or voting instruction card?

Unless you give other instructions on your proxy card or your voting instruction card, or unless you give other instructions when you cast your vote by telephone or the Internet, the persons named in the enclosed proxy card will vote your shares in accordance with the recommendations of the Board, which are FOR the election of each director named in Proposal 1, FOR Proposals 2, 3, 4 and 5. If you do not provide voting instructions on Proposal 6, your shares will not be voted.

If you are a beneficial owner and you have not provided voting instructions, your bank, broker or other nominee is only permitted to use its discretion to vote your shares on certain routine matters (only Proposal 2 qualifies as a routine matter for this purpose). If you have not provided voting instructions to your bank, broker or other nominee on non-routine matters (Proposals 1, 3, 4, 5 and 6), your bank, broker or other nominee is not permitted to use its discretion to vote your shares. Therefore, we urge you to give voting instructions to your bank, broker or other nominee on all six proposals. Shares that are not permitted to be voted by your bank, broker or other nominee with respect to any matter are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and will have no direct impact on the voting results, but will be counted for the purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to approve a proposal?

The nominees for director in non-contested elections must receive a majority of the votes cast at the Annual Meeting, in person or by proxy, to be elected. A proxy card marked to abstain on the election of a director and any broker non-votes will not be counted as a vote cast with respect to that director.

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Under the Company’s majority vote Bylaw provision relating to the election of directors, if the number of votes cast “for” a director nominee does not exceed the number of votes cast “against” the director nominee, then the director must tender his or her resignation from the Board promptly after the certification of the shareholder vote. The Board (excluding the nominee in question) will decide within 90 days of that certification, through a process managed by the Nominating and Governance Committee, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the SEC.

The affirmative vote of shares representing a majority in voting power of the Company Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is necessary for the approval of Proposals 2, 3 and 6. The shareholder vote on Proposal 6 is an advisory vote only, and it is not binding on the Company or the Board. The affirmative vote of the holders representing at least 75% of outstanding shares of Company Stock entitled to vote on such matter is necessary for the approval of Proposals 4 and 5.

Proxy cards marked to abstain on Proposals 2, 3, 4, 5 and 6 will have the effect of a negative vote. Broker non-votes are not applicable to Proposal 2 because your bank, broker or other nominee will be permitted to use discretion to vote your shares on this proposal. Broker non-votes will have no impact on Proposals 1, 3, and 4. Broker non-votes will have the same effect as a vote “AGAINST” Proposals 5 and 6.

How can I revoke my proxy or change my vote?

You may revoke your proxy by giving written notice to the Secretary of the Company or by delivering a later dated proxy at any time before it is actually voted. If you voted on the Internet or by telephone, you may change your vote by voting again. Your last vote is the vote that will be counted. Attendance at the Annual Meeting does not revoke your proxy unless you vote at the Annual Meeting.

Will my vote be public?

As a matter of policy, proxies, ballots and tabulations that identify individual shareholders are not publicly disclosed but are available to the independent Inspector of Election and certain employees of the Company.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of Company Stock entitled to vote at the Annual Meeting, will constitute a quorum. Proxies received but marked as abstentions or without any voting instructions will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

Who is soliciting my proxy?

Our Board is soliciting your proxy. The Company will bear the expense of soliciting proxies for this Annual Meeting, including mailing costs. To ensure that there is sufficient representation at the Annual Meeting, our employees may solicit proxies by telephone, facsimile or in person. The Company has retained Kingsdale Advisors and Innisfree M&A Incorporated as its strategic shareholder advisors and proxy solicitation agents to assist the Company in soliciting proxies. The Company estimates the fees for Kingsdale Advisors associated with this year's proxy solicitation will be $45,000, plus related reasonable out-of-pocket expenses, and for Innisfree M&A Incorporated will be $[ ].

Who can I contact if I have any questions or if I require assistance voting?

Shareholders may contact Kingsdale Advisors, the Company's strategic advisor and proxy solicitor, by telephone at 1-855-682-2023 (toll free in North America) or 1-646-491-9094 (text and call enabled outside North America), or by email at

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contactus@kingsdaleadvisors.com. Shareholders may also contact the Company’s proxy solicitor, Innisfree. Shareholders may call toll-free at 1-877-456-3442. Banks and brokers may call 1-212-750-5833.

How do I vote if I own Company Stock through my participation in the Company's 401(k) Plans or the employee stock purchase plan?

Participants who invest in the Fortune Brands Stock Fund through the Fortune Brands Innovations Retirement Savings Plan or the Fortune Brands Innovations Hourly Employee Retirement Savings Plan (collectively, the “401(k) Plans”) were mailed a Notice. The Trustee of the 401(k) Plans, as record holder of Company Stock, will vote whole shares attributable to your interest in the Fortune Brands Stock Fund in accordance with your directions. Follow the voting instructions provided in the Notice to allow the Trustee to vote the whole shares attributable to your interest in accordance with your instructions. If the Trustee does not receive timely voting instructions with respect to the voting of your shares held in the Fortune Brands Stock Fund, the Trustee will vote such shares in the same manner and in the same proportion as the shares for which the Trustee did receive voting instructions. The Trustee must receive your voting instructions by 11:59 p.m. (EDT) on April 30, 2026 in order to timely vote your interests in accordance with your directions.

If you own shares through participation in the Company's Employee Stock Purchase Plan, you must vote by giving instructions to the broker that administers the plan by 11:59 p.m. (EDT) on May 4, 2026 and by following the voting instructions on the form that you receive from the broker.

How can I eliminate multiple mailings to the same address?

If you and other residents at your mailing address are registered shareholders and you receive more than one copy of the Notice, but you wish to eliminate the duplicate mailings, you must submit a written request to the Company’s transfer agent, EQ Shareowner Services. To request the elimination of duplicate copies, please write to EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice or one set of proxy materials for each company in which you hold stock through that broker, bank or other nominee. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond, the bank, broker or other nominee will assume that you have consented and will send only one copy of the Notice to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of the Notice or proxy materials, or if you wish to receive individual copies of such documents for future meetings, we will send an individual copy to you if you call Shareholder Services at (847) 484-4444, or write to the Secretary of Fortune Brands Innovations, Inc., One Horizon Way, Building N, Deerfield, Illinois 60015.

How can I submit a shareholder proposal or nomination next year?

Our Bylaws provide that in order for a shareholder to (i) nominate a candidate for election to our Board at the 2027 Annual Meeting of Shareholders, other than pursuant to our proxy access bylaw (discussed below), or (ii) propose business for consideration at the 2027 Annual Meeting of Shareholders, written notice containing the information required by the Bylaws must be delivered to the Secretary of the Company no less than 90 days nor more than 120 days before the anniversary of the prior year’s Annual Meeting, that is, after January 5, 2027 but no later than February 4, 2027 for the 2027 Annual Meeting.

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To nominate a director candidate to be included in our proxy materials for the 2027 Annual Meeting of Shareholders pursuant to our proxy access bylaw, written notice containing the information required by the Bylaws must be delivered to the Secretary of the Company no less than 120 days nor more than 150 days before the anniversary of the date the definitive proxy statement was first made available to shareholders in connection with the prior year’s Annual Meeting, that is, after [_], 2026 but no later than [_], 2026 for the 2027 Annual Meeting.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2027.

Under SEC rules, if a shareholder wishes to submit a proposal for possible inclusion in the Company’s 2027 proxy statement pursuant to Rule 14a-8 of the Exchange Act, we must receive it on or before [_], 2026.

Incorporation by Reference

This Proxy Statement includes website addresses and references to additional materials, such as our ESG report and other ESG resources found on our website. The website and the materials and resources made available through our website are not incorporated by reference into this Proxy Statement or in any other SEC filing we make under the Exchange Act.

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Appendix A

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS

(In millions)

(Unaudited)

Fifty-Two Weeks Ended December 27, 2025

TOTAL COMPANY
Operating income (GAAP)	$516.1
Restructuring charges	52.4
Other charges (gains)
Cost of product sold	11.6
Selling, general and administrative expenses	41.6
Asset impairment charge (d)	53.6
Transformation costs (e)	3.0
Manufacturing facility fire (f)	21.1
Operating income before charges/gains (a)	$699.4

(a) (d) (e) (f) For definitions of Non-GAAP measures, see Definitions of Terms page

RECONCILIATION OF DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the fifty-two weeks ended December 27, 2025, the diluted Earnings Per Share before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $52.4 million ($40.2 million after tax or $0.33 per diluted share) of restructuring charges, $53.2 million ($39.9 million after tax or $0.33 per diluted share) of other charges/gains, $53.6 million ($40.2 million after tax or $0.33 per diluted share) asset impairment charges, $21.1 million ($15.7 million after tax or $0.13 per diluted share) of manufacturing facility fire costs and $3.0 million ($2.0 million after tax or $0.02 per diluted share) of transformation costs.

Fifty-Two Weeks Ended December 27, 2025

Earnings Per Common Share - Diluted
Diluted EPS from continuing operations (GAAP)	$2.47
Restructuring and other charges	0.33
Other charges/(gains)	0.33
Asset impairment charge (d)	0.33
Manufacturing facility fire (f)	0.13
Transformation costs (e)	0.02

Diluted EPS from continuing operations before charges/gains (b)	$3.61

(b) (d) (e) (f) For definitions of Non-GAAP measures, see Definitions of Terms page

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

Fifty-Two Weeks Ended December 27, 2025

Cash flow from operations (GAAP)	$478.6
Less:
Capital expenditures	$111.8
Free cash flow (g)	$366.8

(g) For definitions of Non-GAAP measures, see Definitions of Terms page

OPERATING MARGIN TO BEFORE CHARGES/GAINS OPERATING

(Unaudited)

Fifty-Two Weeks Ended December 27, 2025

TOTAL COMPANY
Operating margin	11.6%
Restructuring charges	1.2%
Other charges/(gains)
Cost of products sold	0.3%
Selling, general and administrative expenses	0.9%
Asset impairment charge (d)	1.1%
Transformation costs (e)	0.1%
Manufacturing facility fire (f)	0.5%
Operating margin before charges/gains (c)	15.7%

(c) (d) (e) (f) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding restructuring and other charges/gains. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

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(c) Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The operating margin before charges/gains is calculated as the operating income, excluding restructuring and other charges/gains, divided by the GAAP net sales. The operating margin before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(d) For the fifty-two weeks ended December 27, 2025, impairment charges of $53.6 million were recorded related to the classification of certain assets to equal their fair value, less estimated costs to sell.

(e) For the fifty-two weeks ended December 27, 2025, professional fees incurred related to ongoing transformation initiatives was $3.0 million at Corporate.

(f) For the fifty-two weeks ended December 27, 2025, we recognized $21.1 million of losses, net of probable insurance recoveries, related to a fire at one of our manufacturing facilities within the Outdoors segment.

(g) Free cash flow is cash flow from operations calculated in accordance with GAAP less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

Use of Non-GAAP Financial Information in Connection with Incentive Compensation

The Company utilizes measures not derived in accordance with GAAP, such as Earnings Per Share (EPS) before charges/gains, Operating Income Margin Percent (OIMP) before charges/gains, Working Capital Efficiency (WCE), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Margin Percent before charges/gains and Return on Invested Capital before charges/gain, when determining performance results in connection with the incentive compensation programs as described in the Compensation Discussion and Analysis (“CD&A”).

For purposes of calculating the 2024 Annual Incentive Award payout, EPS, OIMP and WCE results as set forth in the CD&A were calculated on a before charges/gains basis. OIMP is Operating Income divided by Net Sales. WCE is the 13-month rolling average of Net Working Capital (Accounts Receivable and Inventory less Accounts Payable) divided by 12-month cumulative Net Sales.

These figures may be different from those used by management when providing guidance or discussing Company results. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies.

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Appendix B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FORTUNE BRANDS INNOVATIONS, INC.

a Delaware corporation

Fortune Brands Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is Fortune Brands Innovations, Inc. The Corporation was originally incorporated under the name AB Hardware Inc. The Corporation’s original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on 06/09/1988.

B. This amended and restated certificate of incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), restates and amends the provisions of the Corporation’s certificate of incorporation and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

C. The text of the certificate of incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the Corporation is Fortune Brands Innovations, Inc.

ARTICLE II
REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

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ARTICLE IV
CAPITAL STOCK

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is eight hundred ten million (810,000,000) shares, consisting of seven hundred fifty million (750,000,000) shares of common stock, par value $0.01 per share (“Common Stock”), and sixty million (60,000,000) shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

4.2 Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding), by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entities to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Section 4.4 of this Certificate of Incorporation (as defined below).

4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. The holders of shares of Common Stock shall not have cumulative voting rights. Except as otherwise required by law or this restated certificate of incorporation of the Corporation (as further amended from time to time in accordance with the provisions hereof and including, without limitation, the terms of any certificate of designation with respect to any series of Preferred Stock, this “Certificate of Incorporation”), and subject to the rights of the holders of Preferred Stock, if any, at any annual or special meeting of the stockholders of the Corporation, the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the DGCL.

(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Corporation (the “Board”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for

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distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

4.4 Preferred Stock.

(a) The Board is expressly authorized to issue from time to time the Preferred Stock in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board. The Board is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designation filed pursuant to the DGCL the powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b) The Board is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, stated in this Certificate of Incorporation or the resolution of the Board originally fixing the number of shares of such series. If the number of shares of any series of Preferred Stock is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V
BOARD OF DIRECTORS

5.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

5.2 Number of Directors; Election; Term.

(a) The number of directors that shall constitute the entire Board shall not be less than five (5) nor more than fifteen (15). Within such limit, the number of members of the entire Board shall be fixed, from time to time, exclusively by the Board, subject to the rights of the holders of preferred stock with respect to the election of directors, if any.

(b) Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III, until the conclusion of the 2029 annual meeting of stockholders (the “2029 Annual Meeting”), as described below. ~~The Board is authorized to assign members of the Board already in office to such classes. The term of office of the initial Class I directors shall expire upon the election of directors at the first annual meeting of stockholders following the effectiveness of this Article V; the term of office of the initial Class II directors shall expire upon the election of directors at the second annual meeting of stockholders following the effectiveness of this Article V; and the term of~~

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~~office of the initial Class III directors shall expire upon the election of directors at the third annual meeting of stockholders following the effectiveness of this Article V.~~ Class I directors have a term expiring at the 2027 annual meeting of stockholders (the “2027 Annual Meeting”); Class II directors have a term expiring at the 2028 annual meeting of stockholders (the “2028 Annual Meeting”); and Class III directors have a term expiring at the 2029 Annual Meeting. Each director elected by the stockholders prior to the 2027 Annual Meeting shall continue to serve as a director for the term for which such director was elected. Each director elected at or after the 2027 Annual Meeting shall be elected for a term expiring at the next annual meeting of stockholders. After the conclusion of the 2029 Annual Meeting, the Board of Directors shall cease to be classified. ~~At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the effectiveness of this Article V, each of the successors elected to replace the directors of a class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.~~

(c) Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

(d) Elections of directors need not be by written ballot unless the bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof and thereof, the “Bylaws”) shall so provide.

(e) Notwithstanding any of the other provisions of this Article V, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of designation for such series of Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of this Article V, then upon commencement and for the duration of the period during which such right continues; (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such series of stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation,

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disqualification or removal of such additional directors, shall forthwith terminate, and the total authorized number of directors of the Corporation shall be reduced accordingly.

5.3 Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, ~~a director may be removed from office by the stockholders of the Corporation only for cause~~ any director serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class shall be removable only for cause, and all other directors shall be removable with or without cause.

5.4 Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, at any meeting of the Board. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such person shall have been assigned by the Board and until such person’s successor shall be duly elected and qualified.

ARTICLE VI
AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders by the affirmative vote of ~~the holders of at least 75%~~ a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally ~~in the election of directors~~ on such matter, voting t~~ogether~~ as a single class.

ARTICLE VII
STOCKHOLDERS

7.1 No Action by Written Consent of Stockholders. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

7.2 Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the stockholders of the Corporation may be called only by the chairperson of the Board, the chief executive officer of the Corporation or the Board, and the ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.

7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VIII
LIMITATION OF LIABILITY AND INDEMNIFICATION

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8.1 Limitation of Personal Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Section 8.1, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

8.2 Indemnification and Advancement of Expenses. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. A director’s right to indemnification conferred by this Section 8.2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Corporation under this Article VIII or otherwise. Notwithstanding the foregoing, except for proceedings to enforce any officer’s or director’s rights to indemnification or any director’s rights to advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer, or advance expenses of any director, (or such person’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

8.3 Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred in Section 8.2 of this Certificate of Incorporation shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

8.4 Insurance. To the fullest extent authorized or permitted by the DGCL, the Corporation may purchase and maintain insurance on behalf of any current or former director or officer of the Corporation against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise.

8.5 Persons Other Than Directors and Officers. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Section 8.2 of this Certificate of Incorporation or to advance expenses to persons other than directors of the Corporation.

8.6 Effect of Modifications. Any amendment, repeal or modification of any provision contained in this Article VIII shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer of

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the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.

ARTICLE IX
MISCELLANEOUS

9.1 Forum for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any state derivative action or proceeding brought or purporting to be brought on behalf of the Corporation, (b) any state action asserting a claim of breach of a fiduciary duty owed by any current or former director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws or (d) any action asserting a claim against the Corporation or any of its current or former directors or officers that relates to the internal affairs or governance of the Corporation and arises under or by virtue of the laws of the State of Delaware, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensible parties named as defendants therein.

9.2 Amendment. The Corporation reserves the right to amend, repeal or modify any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal, modify or adopt any provision of this Certificate of Incorporation. ~~Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal, modify or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, repeal, modification or adoption of any other Article).~~

9.3 Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this day of , 2026.

/s/ Hiranda S. Donoghue
By:	Hiranda S. Donoghue
Its:	Executive Vice President, Chief Legal Officer & Corporate Secretary

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SCAN TO VIEW MATERIALS & VOTE FORTUNE BRANDS INNOVATIONS, INC. ATTN: CORPORATE SECRETARY 1 HORIZON WAY, BUILDING N DEERFIELD, IL 60015-5611 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V84269-P46893 FORTUNE BRANDS INNOVATIONS, INC. The Board of Directors recommends you vote FOR the election of each director nominee and FOR the following proposals: Proposal 1 - Election of Class III Directors: For Against Abstain ! ! 1a. Brendan M. Foley 1b. A. D. David Mackay 1c. Stephanie L. Pugliese ! ! ! For Against Abstain ! ! ! Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026. Proposal 3 - Advisory vote to approve named executive officer compensation. Proposal 4 - Approval of the Company's Amended and Restated Certificate of Incorporation to eliminate super majority voting requirements. Proposal 5 - Approval of the Company's Amended and Restated Certificate of Incorporation to declassify the Board of Directors. The Board makes no recommendation on the following proposal: Proposal 6 - If properly presented, a stockholder proposal to elect each director annually. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope. Note: Please sign as your name appears on the Proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION – MARCH 20, 2026

ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 5, 2026 Receive Future Proxy Materials Electronically Help Fortune Brands Innovations, Inc. (the "Company") make a difference by eliminating paper proxy mailings to your home or business. With your consent, we can stop sending paper copies of Proxy Statements, Annual Reports and related materials to you and you can conveniently view them online. To participate, go to http://enroll.icsdelivery.com/fbin and follow the prompts. Reminder In lieu of voting by mail, you may vote by telephone or Internet. Voting electronically is quick, easy and also saves the Company money. Just follow the instructions on your proxy card. The deadline to vote by telephone or Internet before the Annual Meeting is May 4, 2026 at 11:59 PM (EDT). For stockholders that hold shares through the Company's 401(k) plans or the employee stock purchase plan, the deadline to vote by telephone or Internet before the Annual Meeting is April 30, 2026 at 11:59 PM (EDT). If you vote by Internet or by telephone, you do not need to mail back the proxy card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Fortune Brands Innovations, Inc. Proxy Statement and Annual Report on Form 10-K are available on www.proxyvote.com. V84270-P46893 The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 5, 2026 at 8:00 a.m. (CDT). The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card appoint(s) each of HIRANDA S. DONOGHUE and JACK N. MELAMED proxies (and any other substitute person chosen by Ms. Donoghue or Mr. Melamed) to vote all shares of Fortune Brands Innovations, Inc. common stock on which the stockholder(s) would be entitled to vote at the Annual Meeting of Stockholders to be held on May 5, 2026 at 8:00 a.m. (CDT) on Proposals 1, 2, 3, 4, 5 and 6 referred to on the reverse side and described in the Proxy Statement, and on any other matters which may properly come before the meeting, with all powers the stockholder(s) would possess if personally present and at any adjournment or postponement of the Annual Meeting. A majority of the proxies (or, if only one, then that one) or their substitutes acting at the meeting may exercise all powers conferred. This proxy when properly executed will be voted in the manner directed by the stockholder(s). Unless the stockholder(s) indicate(s) otherwise, the proxies will vote FOR the election of the nominees to the Board of Directors (Proposal 1) and FOR Proposals 2, 3, 4 and 5 and will remain unvoted on Proposal 6. FORTUNE BRANDS INNOVATIONS, INC. 1 HORIZON WAY, BUILDING N DEERFIELD, IL 60015-5611 Continued and to be signed on reverse side